HAVEN GATEWAY CENTRE
                                INDUSTRIAL LEASE





                                    BETWEEN

                               HAVEN GATEWAY LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY



                                      AND

                                 OAKLEY, INC.,
                            A WASHINGTON CORPORATION



                                   AS TENANT

                               TABLE OF CONTENTS
                               -----------------

SECTION 1: DEFINITIONS ..............................................................   1
        1.1   Definitions ...........................................................   1
        1.2   Access Laws ...........................................................   1
        1.3   Additional Rent .......................................................   1
        1.4   Intentionally Omitted .................................................   1
        1.5   Base Rent .............................................................   1
        1.6   Brokers ...............................................................   2
        1.7   Building ..............................................................   2
        1.8   Business Day ..........................................................   2
        1.9   Claims ................................................................   2
        1.10  Commencement Date .....................................................   2
        1.11  Estimated Operating Costs Allocable to the Premises ...................   2
        1.12  Events of Default .....................................................   2
        1.13  Excess Allowance ......................................................   2
        1.14  Governmental Agency ...................................................   2
        1.15. Governmental Requirements .............................................   2
        1.16  Hazardous Substance(s) ................................................   2
        1.17  Land ..................................................................   2
        1.18  Landlord ..............................................................   2
        1.19  Landlord's Agents .....................................................   2
        1.20  Lease Term ............................................................   2
        1.21  Manager ...............................................................   2
        1.22  Manager's Address .....................................................   2
        1.23  Operating Costs .......................................................   2
        1.24  Operating Costs Allocable to the Premises .............................   2
        1.25  Parking Rights ........................................................   2
        1.26  Permitted Use .........................................................   3
        1.27  Intentionally Omitted .................................................   3
        1.28  Prepaid Rent ..........................................................   3
        1.29  Premises ..............................................................   3
        1.30  Prime Rate ............................................................   3
        1.31  Project ...............................................................   3
        1.32  Property Taxes ........................................................   3
        1.33  Security Deposit ......................................................   3
        1.34  Tenant ................................................................   3
        1.35  Tenant Alterations ....................................................   3
        1.36  Tenant Improvement Allowance ..........................................   3
        1.37  Tenant Improvements ...................................................   3
        1.38  Tenant's Agents .......................................................   4
        1.39  Tenant's Pro Rata Share ...............................................   4
        1.40  Year ..................................................................   4

SECTION 2: PREMISES AND TERM ........................................................   4
        2.1   Lease of Premises .....................................................   4
        2.2   Lease Term ............................................................   4
        2.3   Tenant Improvements ...................................................   4
        2.4   Tenant's Contribution to Tenant Improvement Costs .....................   4
        2.5   Condition of Premises "AS-IS" .........................................   4
        2.6   Memorandum of Commencement Date .......................................   4
        2.7   Use and Conduct of Business ...........................................   4
        2.8   Compliance with Governmental Requirements and Rules and Regulations ...   5

SECTION 3: BASE RENT, ADDITIONAL RENT AND OTHER SUMS PAYABLE UNDER LEASE. ...........   5
        3.1   Payment of Rental .....................................................   5


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

        3.2   Base Rent .............................................................   5
        3.3   Security Deposit ......................................................   5
        3.4   Additional Rent .......................................................   6
              3.4.1  Rental Adjustment for Estimated Operating Costs ................   6
              3.4.2  Actual Costs ...................................................   6
              3.4.3  Determination of Operating Costs ...............................   7
              3.4.4  End of Term ....................................................   7
              3.4.5  Definitions ....................................................   7
              3.4.6  Janitorial Services ............................................   9
              3.4.7  Additional Rent ................................................   9
              3.4.8  Operating Cost Audit ...........................................   9
        3.5   Utilities .............................................................  10
        3.6   Holdover ..............................................................  10
        3.7   Late Charge ..........................................................   10
        3.8   Default Rate ..........................................................  11

SECTION 4: GENERAL PROVISIONS .......................................................  11
        4.1   Maintenance and Repair by Landlord ....................................  11
        4.2   Maintenance and Repair by Tenant ......................................  11
        4.3   Common Areas/Security .................................................  12
        4.4   Tenant Alterations ....................................................  13
        4.5   Tenant's Work Performance .............................................  13
        4.6   Surrender of Possession ...............................................  14
        4.7   Removal of Property ...................................................  14
        4.8   Access ................................................................  15
        4.9   Damage or Destruction .................................................  15
              4.9.1  Restoration of Premises ........................................  15
              4.9.2  Damage in Excess of Fifty Percent ..............................  16
              4.9.3  Termination of Lease by Mortgage Holder's Election .............  16
              4.9.4  Destruction Near End of Term ...................................  16
              4.9.5  Waiver .........................................................  16
              4.9.6  Termination by Tenant ..........................................  16
        4.10  Condemnation ..........................................................  16
        4.11  Parking ...............................................................  17
        4.12  Indemnification .......................................................  17
        4.13  Tenant Insurance ......................................................  17
              4.13.1 Form of Policies ...............................................  17
              4.13.2 Approval of Insurer ............................................  18
              4.13.3 Landlord Obtained Insurance ....................................  18
        4.14  Landlord's Insurance ..................................................  18
        4.15  Waiver of Subrogation .................................................  18
        4.16  Assignment and Subletting by Tenant ...................................  18
              4.16.1 Restrictions on Transfer .......................................  18
              4.16.2 Landlord Consent, Procedure ....................................  19
              4.16.3 Landlord Consent, Relevant Factors .............................  19
              4.16.4 Notice Regarding Landlord's Consent ............................  20
              4.16.5 Restriction of Transfer of Interests in Tenant .................  20
              4.16.6 Excess Rent ....................................................  20
              4.16.7 Recapture ......................................................  20
        4.17  Assignment by Landlord ................................................  21
        4.18  Estoppel Certificates and Financial Statements ........................  21
        4.19  Modification for Lender ...............................................  21
        4.20  Hazardous Substances ..................................................  21
        4.21  Access Laws ...........................................................  22
              4.21.1 Notice to Landlord of Violation ................................  22
              4.21.2 Prohibited Acts ................................................  22
              4.21.3 Tenant Responsibility ..........................................  22


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

              4.21.4 Landlord Responsibility ........................................  22
              4.21.5 Indemnity of Landlord ..........................................  23
                     4.21.6 Inconsistent Provisions of Law ..........................  23
        4.22 Quiet Enjoyment ........................................................  23
        4.23 Signs ..................................................................  23
        4.24 Subordination ..........................................................  23
        4.25 Workers Compensation Immunity ..........................................  24
        4.26 Brokers ................................................................  24
        4.27 Exculpation and Limitation of Liability ................................  24
        4.28 Intentionally Omitted ..................................................  24
        4.29 Mechanic's Liens and Tenant's Personal Property Taxes ..................  24
              4.29.1 Mechanic's Liens ...............................................  24
              4.29.2 Personal Property Taxes ........................................  25
        4.30 Landlord's Security Interest ...........................................  25

SECTION 5: DEFAULT AND REMEDIES .....................................................  25
        5.1   Events of Default .....................................................  25
              5.1.1  Events of Default ..............................................  25
              5.1.2  Notice of Default ..............................................  26
              5.1.3  Notice to Landlord Regarding Tenant Default ....................  26
              5.1.4  Treatment as Unexpired Lease ...................................  26
        5.2   Remedies ..............................................................  26
              5.2.1  Remedies; Termination and Recovery of Possession ...............  26
              5.2.2  Remedies; Recover Rent as it Becomes Due .......................  27
              5.2.3  Succession to Tenant Rights ....................................  27
              5.2.4  Rights and Remedies Cumulative .................................  27
              5.2.5  Money Damages Upon Reletting ...................................  27
              5.2.6  Remedies Nonexclusive ..........................................  28
        5.3   Right to Perform ......................................................  28
        5.4   Landlord's Default ....................................................  28
        5.5   Acceptance of Rent Without Waiving Rights .............................  28

SECTION 6: MISCELLANEOUS PROVISIONS .................................................  28
        6.1   Notices ...............................................................  28
        6.2   Attorney's Fees and Expenses ..........................................  29
        6.3   No Accord and Satisfaction ............................................  29
        6.4   Successors; Joint and Several Liability ...............................  29
        6.5   Choice of Law .........................................................  29
        6.6   No Waiver of Remedies .................................................  29
        6.7   Offer to Lease ........................................................  29
        6.8   Force Majeure .........................................................  30
        6.9   Landlord's Consent ....................................................  30
        6.10  Severability; Captions ................................................  30
        6.11  Interpretation ........................................................  30
        6.12  Incorporation of Prior Agreement; Amendments ..........................  30
        6.13  Authority .............................................................  30
        6.14  Time of Essence .......................................................  30
        6.15  Survival of Obligations ...............................................  30
        6.16  Consent to Service ....................................................  30
        6.17  Landlord's Authorized Agents ..........................................  30
        6.18  Edison License ........................................................  31
        6.19  Waiver of Jury Trial ..................................................  31


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

LISTING OF EXHIBITS

Exhibit A         Legal Description of the Land
Exhibit B         Drawing Showing Location of the Premises
Exhibit C         Work Letter and Construction Agreement
Exhibit D         Form of Memorandum of Commencement Date
Exhibit E         Rules and Regulations

                     HAVEN GATEWAY CENTRE INDUSTRIAL LEASE




THIS HAVEN GATEWAY CENTRE INDUSTRIAL LEASE (this "Lease") is made as of November 10, 2000, by and between


"LANDLORD"  HAVEN GATEWAY LLC, a Delaware limited liability company

            and

"TENANT"    OAKLEY, INC., a Washington corporation



                             SECTION 1: DEFINITIONS


1.1 DEFINITIONS: Each underlined term in this section shall have the meaning set forth next to that underlined term.

1.2 ACCESS LAWS: The Americans With Disabilities Act of 1990 (including the Americans with Disabilities Act Accessibility Guidelines for Building and Facilities) and all other Governmental Requirements relating to the foregoing.

1.3      ADDITIONAL RENT: Defined in paragraph captioned "ADDITIONAL RENT".

1.4      INTENTIONALLY OMITTED.

1.5      BASE RENT: Base Rent shall be as follows:


         Monthly Base Rent:


         Lease Months           Monthly Base Rent
         ------------           -----------------
         1-30                   $38,016.00
         31-60                  $40,936.14


         Annual Base Rent:


         Lease Months           Annual Base Rent
         ------------           ----------------
         1-30                   $456,192.00
         31-60                  $491,233.68

1.6 BROKERS: Tenant was represented in this transaction by Zuvich Cannon Associates, a licensed real estate broker. Landlord was represented in this transaction by Investment Development Services and Cushman and Wakefield, licensed real estate brokers.
1.7 BUILDING: A free standing industrial building located on the Land, commonly known as 4000 E. Philadelphia Street, Ontario, California. Landlord and Tenant stipulate that the Building contains 118,800 rentable square feet. Such square footage shall be binding and conclusive on Tenant for all purposes under this Lease.
1.8 BUSINESS DAY: Calendar days, except for Saturdays and Sundays and holidays when banks are closed in Washington, D.C.
1.9 CLAIMS: An individual and collective reference to any and all claims, demands, damages, injuries, losses, liens, liabilities, penalties, fines, lawsuits, actions, other proceedings and expenses (including attorney's fees and expenses incurred in connection with the proceeding whether at trial or on appeal).
1.10 COMMENCEMENT DATE: The earlier of (a) the date Tenant first commences to conduct business in the Premises, or (b) January 1, 2001.
1.11 ESTIMATED OPERATING COSTS ALLOCABLE TO THE PREMISES: Defined in paragraph captioned "ADDITIONAL RENT".
1.12 EVENTS OF DEFAULT: One or more of those events or states of facts defined in the paragraph captioned "EVENTS OF DEFAULT".
1.13     EXCESS ALLOWANCE: Defined in the Work Letter attached hereto as Exhibit
         "C".
1.14 GOVERNMENTAL AGENCY: The United States of America, the state in which the Land is located, any county, city, district, municipality or other governmental subdivision, court or agency or quasi-governmental agency having jurisdiction over the Land and any board, agency or authority associated with any such governmental entity, including the fire department having jurisdiction over the Land.
1.15 GOVERNMENTAL REQUIREMENTS: Any and all statutes, ordinances, codes, laws, rules, regulations, orders and directives of any Governmental Agency as now or later amended.
1.16 HAZARDOUS SUBSTANCE(S): Asbestos, PCBs, petroleum or petroleum-based chemicals or substances, urea formaldehyde or any chemical, material, element, compound, solution, mixture, sub-stance or other matter of any kind whatsoever which is now or later defined, classified, listed, designated or regulated as hazardous, toxic or radioactive by any Governmental Agency.
1.17 LAND: The land upon which the Building is located in County of San Bernadino, City of Ontario, State of California, as legally described in EXHIBIT A attached to this Lease.
1.18 LANDLORD: The limited liability company named on the first page of this Lease, or its successors and assigns as provided in paragraph captioned "ASSIGNMENT BY LANDLORD".
1.19 LANDLORD'S AGENTS: Any and all partners, affiliates, officers, agents, employees, trustees, members, investment advisors and consultants of Landlord.
1.20 LEASE TERM: Commencing on the Commencement Date, and ending sixty (60) months later, provided that, if the Commencement Date is a date other than the first day of a calendar month, the Lease Term shall be extended by the number of days remaining in the month in which the Commencement Date occurs.
1.21 MANAGER: Investment Development Services, Inc., or its replacement, as specified by written notice from Landlord to Tenant.
1.22 MANAGER'S ADDRESS: 888 West Sixth Street, 9th Floor, Los Angeles, California 90017, which address may be changed by written notice from Landlord to Tenant.
1.23     OPERATING COSTS: Defined in paragraph captioned "ADDITIONAL RENT".
1.24 OPERATING COSTS ALLOCABLE TO THE PREMISES: Defined in paragraph captioned "ADDITIONAL RENT".
1.25 PARKING RIGHTS: As of the Commencement Date, Tenant shall be permitted to use one hundred thirty-seven (137) parking spaces at the Project on a non-exclusive basis. Tenant is aware and agrees that the final number of parking spaces may change if required by any Governmental Authority.


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

1.26 PERMITTED USE: Warehousing and distribution of apparel, footwear and related accessories, so long as such use is consistent with (i) the applicable zoning for the Project, (ii) first-class industrial multi-tenant buildings of the same or similar use as the Building and located in the metropolitan area in which the Building is located, and
         (iii) Governmental Requirements.
1.27     INTENTIONALLY OMITTED.
1.28 PREPAID RENT: $38,016.00, to be applied toward Base Rent and Additional Rent for the first full calendar month of the Lease Term or to the first calendar month in which full Base Rent and Additional Rent is due.
1.29 PREMISES: The Premises consist of the entire Building. Landlord and Tenant hereby stipulate that the Premises consist of 118,800 rentable square feet. Such square footage shall be binding and conclusive on Tenant for all purposes under this Lease. Landlord and Tenant acknowledge and agree that the term "Premises" is used interchangeably with the term "Building" throughout this Lease.
1.30     PRIME RATE: Defined in paragraph captioned "Default Rate".
1.31 PROJECT: The Haven Gateway Centre within which the Building and Land are located, which Project shall consist of approximately 73.64 acres and, when completed, estimated to be approximately 1,526,242 rentable square feet, as the same may be adjusted by Landlord from time to time. If the amount of rentable square feet of the Project is adjusted, then Tenant's Pro Rata Share of the Project shall be equitably adjusted by Landlord accordingly.
1.32 PROPERTY TAXES: (1) Any form of ad valorem real or personal property tax or assessment imposed by any Governmental Agency on the Land, Building, related improvements or any personal property owned by Landlord associated with the Building or Land; (2) any other form of tax or assessment, license fee, license tax, tax or excise on rent or any other levy, charge, expense or imposition made or required by any Governmental Agency on any interest of Landlord in the Building, Land, related improvements or personal property; (3) any fee for services charged by any Governmental Agency for any services such as fire protection, street, sidewalk and road maintenance, refuse collection, school systems or other services provided or formerly provided to property owners and residents within the general area of the Land; (4) any governmental impositions allocable to or measured by the area of any or all of the Building, Land, related improvements or personal property, or the amount of any base rent, additional rent or other sums payable under any lease for any or all of the Building, Land, related improvements or personal property, including any tax on gross receipts or any excise tax or other charges levied by any Governmental Agency with respect to the possession, leasing, operation, maintenance, alteration, repair, use or occupancy of any or all of the Land or Building, related improvements or personal property or the rent earned by any part of or interest in the Building or Land, related improvements or personal property; (5) any impositions by any Governmental Agency on any transaction evidenced by a lease of any or all of the Building or Land, related improvements or personal property or charge with respect to any document to which Landlord is a party creating or transferring an interest or an estate in any or all of the Building or Land, related improvements or personal property; and (6) any increase in any of the foregoing based upon construction of improvements or change of ownership of any or all of the Land, related improvements or personal property. Property Taxes shall not include taxes on Landlord's net income or any inheritance, estate or gift taxes.
1.33 SECURITY DEPOSIT: Thirty Eight Thousand Sixteen and 00/100 Dollars ($38,016.00).
1.34 TENANT: The person or entity(ies) named on the first page of this Lease.
1.35     TENANT ALTERATIONS: Defined in paragraph captioned "TENANT
         ALTERATIONS".
1.36 TENANT IMPROVEMENT ALLOWANCE: The maximum amount (subject to the Excess Allowance) to be expended by Landlord, if any, for the cost of Tenant Improvements (including architectural, engineering, permitting and space planning fees), which maximum shall not exceed Two Hundred Seven Thousand Nine Hundred and 00/100 Dollars ($207,900.00).
1.37 TENANT IMPROVEMENTS: Those alterations or improvements to the Premises in the Premises which are in accordance with and subject to the terms and conditions of the Work Letter Agreement attached hereto as EXHIBIT C.

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


1.38 TENANT'S AGENTS: Any and all officers, partners, contractors, subcontractors, consultants, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors of Tenant.
1.39 TENANT'S PRO RATA SHARE: One Hundred Percent (100%) of Operating Costs for the Building and Seven and 79/100 Percent (7.79%) of Operating Costs for the Project.
1.40     YEAR: A calendar year commencing January 1 and ending December 31.

                          SECTION 2: PREMISES AND TERM

2.1 LEASE OF PREMISES. Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, upon the terms and conditions set forth in this Lease.
2.2 LEASE TERM. The Lease Term shall be for the period stated in the definition of that term, unless earlier terminated as provided in this Lease.
2.3 TENANT IMPROVEMENTS. Tenant shall construct the Tenant Improvements pursuant to the Work Letter attached as EXHIBIT C.
2.4 TENANT'S CONTRIBUTION TO TENANT IMPROVEMENT COSTS. If the cost of the Tenant Improvements exceeds the Tenant Improvement Allowance and Excess Allowance, if any is utilized by Tenant, then Tenant shall pay for such excess at its sole cost and expense, and Landlord shall have no responsibility whatsoever in connection with the same. All Tenant Improvements, regardless of which party constructed them, shall become the property of Landlord and shall remain upon and be surrendered with the Premises upon the expiration or earlier termination of this Lease; PROVIDED THAT, at Landlord's election and upon notice to Tenant, Tenant shall be required to remove all or any portion of the Tenant Improvements upon the expiration or earlier termination of this Lease; provided however, that Tenant shall not be required to remove the initial Tenant Improvements set forth on Exhibit "F" attached hereto, provided the same are Project standard, as reasonably determined by Landlord.
2.5 CONDITION OF PREMISES "AS-IS". Tenant hereby agrees that the Premises shall be taken "as is", "with all faults", without any representations or warranties, and Tenant hereby agrees and warrants that it has investigated and inspected the condition of the Premises and the suitability of same for Tenant's purposes, and Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises or the suitability of same for Tenant's purposes. Tenant acknowledges that neither Landlord nor any agent nor any employee of Landlord has made any representations or warranty with respect to the Premises or Project or with respect to the suitability of either for the conduct of Tenant's business, and Tenant expressly warrants and represents that Tenant has relied solely on its own investigation and inspection of the Premises and the Project in its decision to enter into this Lease and let the Premises in an "as is" condition. Landlord shall assign to Tenant, on a non-exclusive basis, to the extent assignable, all warranties and guaranties provided to Landlord with respect to any major equipment and materials furnished exclusively to the Premises, and Landlord shall use commercially reasonable efforts to assist Tenant, at no cost or expense to Landlord, with Tenant's enforcement of any warranties or guaranties that have been so assigned to Tenant. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Project were at such time in satisfactory condition.
2.6 MEMORANDUM OF COMMENCEMENT DATE. At Landlord's election and request, Tenant shall execute a Memorandum of Commencement Date in the form attached as EXHIBIT D. In no event shall Tenant record this Lease or the Memorandum of Commencement Date.
2.7 USE AND CONDUCT OF BUSINESS. The Premises are to be used only for the Permitted Uses, and for no other business or purpose without the prior consent of Landlord. Landlord makes no representation or warranty as to the suitability of the Premises for Tenant's intended use. Tenant shall, at its own cost and expense, obtain and maintain any and all licenses, permits, and approvals necessary or appropriate for its use, occupation and operation of the Premises. Tenant's inability to obtain or maintain any such license, permit or approval necessary or appropriate for its use, occupation or operation of the Premises shall not relieve it of its obligations under this Lease, including the obligation to pay Base Rent and Additional Rent. No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on any or all of the Land or Building. Tenant shall not commit or allow to be committed or exist:
         (a) any waste upon the Premises, (b) any public or private nuisance, or
         (c) any act or condition which may disturb the quiet enjoyment of any other tenant in the Project, violate any of Landlord's contracts affecting any or all of the Land or Building or Project, create or contribute to any work stoppage, strike, picketing, labor disruption or dispute, interfere in any way with the business of Landlord or any other tenant in the Project or with the rights or privileges of any contractors, subcontractors, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors or any other persons lawfully in and upon the Land or Project, or causes any impairment or reduction of the good will or reputation of the Land or Project. Tenant shall not, without the prior consent of Landlord, which shall not be unreasonably withheld, use any apparatus, machinery, device or equipment in or about the Premises which will cause any substantial noise or vibration or any increase in the normal consumption level of electric power. If any of Tenant's apparatus, machinery, equipment or devices should disturb the quiet enjoyment of any other tenant in the Project, then Tenant shall provide, at its sole cost and expense, adequate insulation or take other such action, including removing such apparatus, machinery, equipment or devices, as may be necessary to eliminate the disturbance.
2.8 COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS AND RULES AND REQUISITIONS. Tenant shall comply with all Governmental Requirements relating to the Premises (including, without limitation, Tenant's use, occupancy and operation thereof) and all other covenants, conditions and restrictions and other matters of record, and Tenant shall observe such reasonable rules and regulations as may be adopted and published by Landlord from time to time for the safety, care and cleanliness of the Building, and for the preservation of good order in the Building, including the Rules and Regulations attached to this Lease as EXHIBIT E.

    SECTION 3: BASE RENT, ADDITIONAL RENT AND OTHER SUMS PAYABLE UNDER LEASE

3.1 PAYMENT OF RENTAL. Tenant agrees to pay Base Rent, Additional Rent and any other sum due under this Lease to Landlord without demand, deduction, credit, adjustment or offset of any kind or nature, in lawful money of the United States when due under this Lease, at the offices of Manager at Manager's Address, or to such other party or at such other place as Landlord may from time to time designate in writing.
3.2 BASE RENT. On execution of this Lease, Tenant shall pay to Landlord the amount specified in the definition of Prepaid Rent for the month specified in the definition of that term. Tenant agrees to pay Base Rent to Landlord without demand, in advance on or before the first day of each calendar month of the Lease Term. Base Rent for any partial month at the beginning or end of the Lease Term shall be prorated. Base Rent for any partial month at the beginning of the Lease Term shall be paid by Tenant on the Commencement Date.
3.3 SECURITY DEPOSIT. On execution of this Lease, Tenant shall pay to Landlord the sum specified in the definition of the term Security Deposit, as security for the full and faithful payment of all sums due under this Lease and the full and faithful performance of every covenant and condition of this Lease to be performed by Tenant. If Tenant shall breach or default with respect to any payment obligation or other covenant or condition of this Lease, Landlord may apply all or any part of the Security Deposit to the payment of any sum in default or any damage suffered by Landlord as a result of such breach or default, and in such event, Tenant shall, upon demand by Landlord, deposit with Landlord the amount so applied so that Landlord shall have the full Security Deposit on hand at all times during the Lease Term. In the event Tenant defaults on its obligations to pay Base Rent, Additional Rent or any other sum beyond seven (7) days from when due on more than two occasions during any twelve (12) month period, Landlord may, at any time thereafter require an increase in the Security Deposit by an amount equal to one hundred percent (100%) of the amount specified in the definition of the term Security Deposit and Tenant shall immediately deposit such additional amount with Landlord upon Landlord's demand. Following such increase, the definition of the term Security Deposit shall refer to the amount of the Security Deposit prior to the increase plus the increased amount. The remedy of increasing the Security Deposits for Tenant's multiple defaults shall be in addition to and not a substitute for any of Landlord's other rights and remedies under this Lease or applicable Law. Additionally, Landlord's use or application of all or any portion of the Security Deposit shall not impair any other rights or remedies provided under this Lease or under applicable law and shall not be construed as a payment of liquidated damages. If Tenant shall have fully compiled with all of the covenants and conditions of this Lease, the remaining Security Deposit shall be repaid to Tenant, without interest, within thirty (30) Business Days after the expiration of this Lease. Tenant may not mortgage, assign, transfer or encumber the Security Deposit and any such act on the part of Tenant shall be without force or effect. In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Base Rent, Additional Rent and all other sums payable under this Lease to Landlord for all periods prior to the institution of such proceedings and the balance, if any, may be retained by Landlord and applied against Landlord's damages. In the event of a sale or transfer of Landlord's estate or interest in the Land and Building, Landlord shall have the right to transfer the Security Deposit to the vendee or the transferee, and, provided that Landlord transfers the Security Deposit to such vendee or transferee, Landlord shall be considered released by Tenant from all liability for the return of the Security Deposit. Provided the security deposit is received by the transferee, or the transferee is otherwise credited in the amount of the security deposit, Tenant shall look solely to the transferee for the return of the Security Deposit, and it is agreed that all of the foregoing shall apply to every transfer or assignment made of the Security Deposit to a new transferee. No mortgagee or purchaser of any or all of the Building at any foreclosure proceeding brought under the provisions of any mortgage shall (regardless of whether the Lease is at the time in question subordinated to the lien of any mortgage) be liable to Tenant or any other person for any or all of such sum (or any other or additional security deposit or other payment made by Tenant under the provisions of this Lease), unless Landlord has actually delivered it in cash to such mortgagee or purchaser, as the case may be. In the event of any rightful and permitted assignment of Tenant's interest in this Lease, the Security Deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further liability to the assignor with respect to the return or the Security Deposit.
                No right or remedy available to Landlord in this Lease shall preclude or extinguish any other right to which Landlord may be entitled. It is understood that if Tenant fails to perform its obligations and to take possession of the Premises as provided in this Lease, the Prepaid Rent and the Security Deposit shall not be deemed liquidated damages. Landlord may apply such sums to reduce Landlord's damages and such application of funds shall not preclude Landlord from recovering from Tenant all additional damages incurred by Landlord.
3.4 ADDITIONAL RENT. Definitions of certain terms used in this paragraph are set forth in subparagraph 3.4.5. Tenant agrees to pay to Landlord, as additional rent as computed in this paragraph (individually and collectively the "Additional Rent"), all Operating Costs Allocable to the Premises. Tenant acknowledges that this is intended to be a triple net lease.
         3.4.1 RENTAL ADJUSTMENT FOR ESTIMATED OPERATING COSTS. Landlord shall furnish Tenant a written statement of Estimated Operating Costs Allocable to the Premises for each Year and the amount payable monthly by Tenant for such Costs shall be computed as follows: one-twelfth (1/12) of the amount of Estimated Operating Costs Allocable to the Premises shall be Additional Rent and shall be paid monthly by Tenant for each month during such Year after the Commencement Date. If such written statement is furnished after the commencement of the Year (or as to the first Year during the Lease Term, after the Commencement Date), Tenant shall also make a retroactive lump-sum payment to Landlord equal to the monthly payment amount multiplied by the number of months during the Year (or as to the first Year during the Lease Term, after the Commencement Date) for which no payment was paid. Notwithstanding the foregoing, Landlord reserves the right, from time to time during each Year, to revise the Estimated Operating Costs Allocable to the Premises and upon notice to Tenant of such revision, Tenant shall adjust its payment to Landlord under this subparagraph 3.4.1 accordingly.
         3.4.2 ACTUAL COSTS. After the close of each Year, Landlord shall deliver to Tenant a written statement setting forth the Operating Costs Allocable to the Premises during the preceding

                Year. If such Operating Costs Allocable to the Premises for any Year exceed the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph
                3.4.1 for such Year (the "Excess"), Tenant shall pay the amount of such Excess to Landlord within twenty (20) Business Days after receipt of such statement by Tenant; provided however, that if such statement for the first year or second year of the initial Lease Term only indicate that an Excess of more than Twenty-Five Thousand Dollars ($25,000.00) exists, then Tenant may, at its option (the "Amortization Option"), upon written notice to Landlord within five (5) days after Tenant's receipt of such statement, pay such Excess (for the 1st or 2nd year, as applicable, only) over a period of four (4) consecutive months (commencing on the 1st day of the month immediately following Tenant's receipt of the statement) in equal monthly installments, with 10% interest. Notwithstanding anything to the contrary contained herein, the Amortization Option shall be null and void after the second year of the initial Lease Term (and not any extension thereof). If such statement shows the Operating Costs Allocable to the Premises to be less than the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3.4.1, then the amount of such overpayment shall be paid by Landlord to Tenant within twenty (20) Business Days following the date of such statement or, at Landlord's option, shall be credited towards the installment(s) of Additional Rent next coming due from Tenant.
         3.4.3 DETERMINATION OF OPERATING COSTS. The determination of Operating Costs Allocable to the Premises shall be made by Landlord.
         3.4.4 END OF TERM. If this Lease shall terminate on a day other than the last day of a Year, (a) Landlord shall estimate the Operating Costs Allocable to the Premises for such Year predicated on the most recent reliable information available to Landlord; (b) the amount determined under clause (a) of this sentence shall be prorated by multiplying such amount by a fraction, the numerator of which is the number of days within the Lease Term in such Year and the denominator of which is 360;
                (c) If the clause (b) amount exceeds the Estimated Operating Costs Allocable to the Premises paid by Tenant for the last Year in the Lease Term, then Tenant shall pay the excess to Landlord within twenty (20) Business Days after Landlord's delivery to Tenant of a statement for such excess; and (d) if the Estimated Operating Costs Allocable to the Premises paid by Tenant for the last Year in the Lease Term exceeds the clause (b) amount, then Landlord shall refund to Tenant the excess within the twenty
                (20) Business Day period described in clause (c) if Tenant Is not then in default of any of its obligations under this Lease. Landlord's and Tenant's obligations under this paragraph shall survive the expiration or other termination of this Lease.
         3.4.5 DEFINITIONS. Each underlined term in this subparagraph shall have the meaning set forth next to that underlined term:
                (a) ESTIMATED OPERATING COSTS ALLOCABLE TO THE PREMISES. Landlord's estimate of Operating Costs Allocable to the Premises for a Year to be given by Landlord to Tenant pursuant to subparagraph 3.4.1.
                (b) OPERATING COSTS. All expenses paid or incurred by Landlord in connection with the ownership, operation, maintenance and/or repair of: (i) the Building; (ii) the Project, provided that for purposes of this Lease, such expenses shall be limited to that amount of operating costs for the entire Project which is fairly and equitably allocated by Landlord, in its reasonable discretion, to the Building; and
                (iii) the personal property used in conjunction with such maintenance, operation, ownership and repair, including, without limitation, all expenses reasonably paid or incurred by Landlord for: (a) common area utilities, including electricity, water, gas, sewers, fire sprinkler charges, refuse collection, telephone charges, cable television or other electronic or microwave signal reception, steam, heat, cooling or any service which is now or in the future reasonably considered a utility and which are not payable directly by tenants in the Building;
                (b) supplies; (c) cleaning and janitorial services (including window washing), landscaping and landscaping maintenance (including irrigating, trimming, mowing, fertilizing, seeding and replacing plants), and other commercially reasonable services; (d) security services, if any; (e) insurance; (f) management fees, provided that the property management fee shall not exceed three percent (3%) of the gross rental income for the Building; (g) Property Taxes, reasonable tax consultant fees and expenses (not to materially exceed the reduction in taxes anticipated to be secured), and reasonable costs of appeals of any Property Taxes; (h) services of independent contractors; (i) compensation (including employment taxes and fringe benefits) of all persons who perform duties in connection with any service, repair, maintenance, replacement or improvement or other work included in this subparagraph; (j) license, permit and inspection fees; (k) assessments and special assessments due to deed restrictions, declarations or owners associations or other means of allocating costs of a larger tract of which the Land is a part; (l) rental of any machinery or equipment; (m) reasonable audit fees and accounting services related to the Building, and charges for the computation of the rents and charges payable by tenants in the Building (but only to the extent the cost of such fees and services are in addition to the cost of the management fee); (n) the cost of capital improvements, repairs or replacements (amortized, as set forth below in this Section 3.4.5(b)); (o) maintenance and service contracts; (p) maintenance and repair of the roof and roof membranes, (q) costs incurred by Landlord for compliance with Access Laws, as set forth in the paragraph entitled "Access Laws"; (r) elevator service and repair, if any; (s) business taxes and license fees;
                (t) maintenance and repair of the HVAC system in the Building and Project; (u) all payments payable to Edison (defined below) or its successors or assigns pursuant to the Edison License (defined below); and (v) any other commercially reasonable expense or charge which in accordance with generally accepted accounting and management principles would be considered an expense of maintaining, operating, owning or repairing the Building and the Project. Without limiting the foregoing, Operating Costs shall include replacement of roofs and roof membranes; exterior painting; parking area resurfacing, resealing and restriping parking areas and driveways; upgrading of the HVAC systems in the Building, and other capital improvements to the Building or to the Project if such costs set forth earlier in this sentence are to be equitably allocated as provided above in this subparagraph; PROVIDED THAT, such capital improvements, whether installed before or after the Commencement Date, shall be amortized with market interest over their estimated useful lives as reasonably determined by Landlord and only the amortization installments and interest attributable to the Lease Term shall be an Operating Cost under this Lease.
                     Operating Costs shall not include any of the following:
                     A. Interest and amortization of funds borrowed by Landlord for items other than capital improvements;
                     B. Leasing commissions and advertising and space planning expenses incurred in procuring tenants;
                     C. Salaries, wages, or other compensation paid to officers or executives of Landlord in their capacities as officers and executives.
                     D. Costs of damage and repairs to the extent recovered under any warranty or insurance policy carried by Landlord in connection with the Building or common areas;
                     E. Any and all costs of any kind or character for any injuries, damage and repairs necessitated by the negligence or willful misconduct of Landlord or Landlord's employees, contractors or agents;
                     F. Landlord's general overhead expenses not related to the Project;
                     G. Payments of principal or interest or any mortgage, ground rents (other than payments under the Edison License) including commissions and legal fees associated with financing;
                     H. Depreciation or accelerated cost recovery of the Building or any equipment;
                     I. Costs, including permit, license and inspection fees, incurred in renovating or otherwise improving, decorating, painting or altering space for other tenants or other occupants or vacant space in the Project;
                     J. Costs incurred due to violation by Landlord or any other tenant of the Building of the terms and conditions of any lease;

                     K. The costs of any service provided to other tenant(s) of the Project to the extent Landlord receives direct reimbursement therefor (including excess electricity consumption);
                     L.   Charitable or political donations by Landlord;
                     M. Any cost or expense related to the testing for, removal, transportation, or storage of Hazardous Substances from the Building, except to the extent caused by or required as a result of the acts or omissions of Tenant or Tenant's Agents;
                     N. Interest, penalties or other costs arising out of Landlord's failure to make timely payment of its obligations;
                     O. Attorneys' fees and costs of settlement judgments and payments in lieu thereof arising from disputes with tenants in connection with the leasing of space at the Project;
                     P. Amounts paid to subsidiaries or affiliates of Landlord for goods and/or services in the Building to the extent the same materially exceed the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis; and
                     Q. Expenses which are not treated as operating expenses by the majority of other landlords in comparable first class, Class "A" industrial buildings comparable in location and condition to the Building and located within the general vicinity of the Ontario, California area, all as reasonably determined by Landlord.
                If less than one hundred percent (100%) of the net rentable area of the Building is occupied by tenants at all times during any Year, then Operating Costs for such Year shall include all additional costs and expenses that Landlord reasonably determines would have been incurred had one hundred percent (100%) of the Building been occupied at all times during such Year by tenants.
                (c) OPERATING COSTS ALLOCABLE TO THE PREMISES. The product of Tenant's Pro Rata Share times Operating Costs.
         3.4.6 JANITORIAL SERVICES. Notwithstanding anything to the contrary contained in this Lease, Tenant shall contract directly with a janitorial service and shall pay for all janitorial services used on or for the Premises.
         3.4.7 ADDITIONAL RENT. Any sums payable under this Lease pursuant to this paragraph or otherwise shall be Additional Rent and, in the event of nonpayment of such sums, Landlord shall have the same rights and remedies with respect to such nonpayment as it has with respect to nonpayment of the Base Rent due under this Lease.
         3.4.8 OPERATING COST AUDIT. Landlord shall maintain records concerning estimated and actual Operating Costs Allocable to the Premises for no less than twelve (12) months following the period covered by the statement or statements furnished Tenant, after which time Landlord may dispose of such records. Provided that Tenant is not then in default of its obligation to pay Base Rent, Additional Rent or other payments required to be made by it under this Lease and provided that Tenant is not otherwise in default under this Lease, Tenant may, at Tenant's sole cost and expense, cause a Qualified Person (as defined below) to inspect Landlord's records. Such inspection, if any, shall be conducted no more than once each Year, during Landlord's normal business hours within sixty (60) Business Days after receipt of Landlord's written statement of Operating Costs Allocable to the Premises for the previous year, and upon Tenant first furnishing Landlord written notice of the inspection, if any, at least fifteen (15) Business Days in advance of such inspection. Any errors disclosed by the review shall be promptly corrected by Landlord; provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by an auditor of Landlord's choice. In the event the results of the review of records (taking into account, if applicable, the results of any additional review caused by Landlord) reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against Tenant's subsequent installment of Base Rent, Additional Rent or other payments due to Landlord under the Lease. In the event that such results show that Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Operating Costs Allocable to the Premises. If the actual Operating Costs Allocable to the Premises for any given Year were improperly computed and if the actual Operating Costs Allocable to the Premises are overstated by more than 5%, Landlord shall reimburse Tenant for the cost of its audit. A "QUALIFIED PERSON" means an accountant or other person experienced in accounting for income and expenses of industrial projects, who is engaged solely by Tenant on terms which do not entail any compensation based or measured in any way upon any savings in Additional Rent or reduction in Operating Costs Allocable to the Premises achieved through the inspection process described in this subparagraph.
3.5 UTILITIES. Tenant shall contract directly and pay for all water, gas, heat, light, power, telephone, telecommunications, sewer, fire sprinkler charges and other utilities used on or from the Premises together with any taxes, penalties, surcharges or similar charges relating to such utilities. If any such service is not separately metered to the Premises, the cost therefor shall be an Operating Cost under this Lease. If Tenant desires to use the services of a provider of local telephone or telecommunication services whose equipment is not then servicing the Building, no such provider shall be permitted to install its lines or other equipment within the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld.
3.6 HOLDOVER. If Landlord agrees in writing that Tenant may hold over after the expiration or earlier termination of this Lease, unless the parties hereto otherwise agree in writing as to the terms of such holding over, the holdover tenancy shall be subject to termination by Landlord or Tenant at any time upon not less than thirty (30) days' prior written notice. If Tenant holds over without the consent of Landlord, the same shall be a tenancy at will terminable at any time, and Tenant shall be liable to Landlord for, and Tenant shall indemnify, protect, defend and hold Landlord harmless from and against, any damages, liabilities, losses, costs, expenses or claims suffered or caused by such holdover, including damages and costs related to any successor tenant of the Premises to whom Landlord could not deliver possession of the Premises when promised. If Tenant provides Landlord with at least six (6) months prior written notice that Tenant will hold over (the "Holdover Notice"), and provided that Landlord consents to such holding over, then during the first two (2) months of any such holdover tenancy with consent, Tenant shall pay to Landlord from time to time upon demand, an amount equal to one hundred twenty five percent (125%) of the then applicable Base Rent, plus all Additional Rent and other sums payable under this Lease, and be bound by all the terms, covenants and conditions specified in this Lease, as so far applicable; during any subsequent months of any such holdover tenancy with consent, Tenant shall pay to Landlord from time to time upon demand, an amount equal to one hundred fifty percent (150%) of the then applicable Base Rent, plus all Additional Rent and other sums payable under this Lease, and be bound by all the terms, covenants and conditions specified in this Lease, as so far applicable. If Tenant does not provide Landlord with the Holdover Notice, then during any holdover tenancy with Landlord's consent, Tenant shall pay to Landlord from time to time upon demand, an amount equal to one hundred fifty percent (150%) of the then applicable Base Rent, plus all Additional Rent and other sums payable under this Lease, and be bound by all the terms, covenants and conditions specified in this Lease, as so far applicable. During any holdover tenancy without Landlord's consent, Tenant shall pay to Landlord from time to time upon demand, an amount equal to two hundred percent (200%) of the then applicable Base Rent, plus all Additional Rent and other sums payable under this Lease, and be bound by all the terms, covenants and conditions specified in this Lease, as so far applicable. Notwithstanding anything to the contrary contained in this Section 3.6, no holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease. The preceding provisions of this Paragraph 3.6 shall not be construed as Landlord's consent to any holding over by Tenant.
3.7 LATE CHARGE. If Tenant fails to make any payment of Base Rent, Additional Rent or other amount within seven (7) days from when due under this Lease, a late charge is immediately due and payable by Tenant equal to five percent (5%) of the amount of any such payment. Landlord and Tenant agree that this charge compensates Landlord for the administrative costs caused by the delinquency. The parties agree that Landlord's damage would be difficult to compute and the amount stated in this paragraph represents a reasonable estimate of such damage. Assessment or payment of the late charge contemplated in this paragraph shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.
3.8 DEFAULT RATE. Any Base Rent, Additional Rent or other sum payable under this Lease which is not paid when due shall bear interest at a rate equal to the lesser of: (a) the published prime rate of Riggs Bank N.A., or such other national banking institution designated by Landlord if such bank ceases to publish a prime rate (the "PRIME RATE"), then in effect, plus four (4) percentage points, or (b) the maximum rate of interest per annum permitted by applicable law (the "DEFAULT RATE"), but the payment of such interest shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

                         SECTION 4: GENERAL PROVISIONS

4.1 MAINTENANCE AND REPAIR BY LANDLORD. Subject to the paragraphs captioned "DAMAGE OR DESTRUCTION" and "CONDEMNATION", Landlord shall maintain the public and common areas of the Project in reasonably good order and condition, except ordinary wear and tear, and except for damage occasioned by the act or omission of Tenant or Tenant's Agents which shall be paid for entirely by Tenant upon written demand by Landlord. In the event any or all of the Project becomes in need of maintenance or repair which Landlord is required to make under this Lease, Tenant shall immediately give written notice to Landlord, and Landlord shall not be obligated in any way to commence such maintenance or repairs until a commercially reasonable time elapses after Landlord's receipt of such notice. Tenant hereby waives the benefit of Sections 1941 and 1942 of the California Civil Code and any other statute providing a right to make repairs and deduct the cost thereof from the rent. Tenant waives any right to terminate this Lease or offset or abate Base Rent or Additional Rent or any other charges due hereunder by reason of any failure of Landlord to make repairs to the Premises.
             Notwithstanding the foregoing, if Tenant provides written notice to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance, and such repair and/or maintenance is of an urgent or critical nature and there is an imminent threat to the health and safety of Tenant's employees or of substantial damage to Tenant's property, and Landlord fails to provide such action within a reasonable period of time, given the circumstances (taking into account whether an emergency exists), after the receipt of such notice, but in any event not later than twenty (20) days after receipt of such notice unless such repair would normally take longer and Landlord has commenced said repair work within said twenty (20) day period, then Tenant may proceed to take the required action (provided that and only so long as such action is necessary for the health and safety of Tenant's employees or to the property of Tenant and such work is made in accordance with the provisions of Sections 4.4 and 4.5 of this Lease, other than the required consent to the alterations set forth therein) upon delivery of an additional ten (10) business days' notice to Landlord specifying that Tenant is taking such required action, and if such action was required under the terms of the Lease to be taken by Landlord and was not taken by Landlord within such ten (10) day period, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's actual reasonable costs in taking such action. In no event, however, shall Tenant be permitted to take any action or perform any work which will affect the Building systems, the structural integrity of the Building, the roof of the Building or the exterior of the Building. Further, if Landlord does not deliver a detailed written objection to Tenant within thirty (30) days after receipt of an invoice by Tenant of its costs of taking action which Tenant claims should have been taken by Landlord, and if such invoice from Tenant sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord and is accompanied by lien releases from all contractors performing such action or work, then Tenant shall be entitled to deduct from Base Rent payable by Tenant under this Lease, the amount set forth in such invoice. If, however, Landlord, acting reasonably, delivers to Tenant within thirty (30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice, then Tenant shall not be entitled to such deduction from rent, but as Tenant's sole and exclusive remedy, Tenant may resort to applicable judicial proceedings in order to claim actual damages.

4.2 MAINTENANCE AND REPAIR BY TENANT. Except as is expressly set forth as Landlord's responsibility pursuant to the paragraph captioned "MAINTENANCE AND REPAIR BY LANDLORD," Tenant shall at Tenant's sole cost and expense keep and maintain all portions of the Premises in good condition and repair, other than ordinary wear and tear, including interior painting, cleaning of the interior side of all exterior glass, plumbing and utility fixtures and installations, carpets and floor coverings, all interior wall surfaces and coverings including tile and paneling, replacement of all broken windows (including without limitation any exterior windows), exterior and interior doors, roof penetrations and membranes in connection with any Tenant installations on the roof including satellite dishes, light bulb replacement and interior preventative maintenance. If Tenant fails to maintain or repair the Premises in accordance with this paragraph, then Landlord may, but shall not be required to, enter the Premises upon ten (10) Business Days prior written notice to Tenant (or immediately without any notice in the case of an emergency) to perform such maintenance or repair at Tenant's sole cost and expense. Tenant shall pay to Landlord the cost of such maintenance or repair plus a twelve and one-half percent (12.5%) administration fee, within ten (10) Business Days of written demand from Landlord. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment located within or dedicated solely to the Premises. The maintenance contractor and the contract must be approved by Landlord, which approval shall not be unreasonably withheld. Landlord shall maintain and replace all heating and air conditioning systems not solely serving the Premises, and all costs associated therewith shall be included as part of Operating Costs, in accordance with Section 3.4 above; provided however, that notwithstanding anything to the contrary contained herein, at Landlord's option, Landlord shall maintain the heating, ventilating and air conditioning systems and equipment exclusively serving the Premises, and all costs associated with such maintenance by Landlord shall be paid for by Tenant as Additional Rent upon demand by Landlord. The service contracts shall include all services recommended by the equipment manufacturer within the operation/maintenance manual and shall become effective (and a copy thereof delivered to Landlord) within thirty (30) days following the date Tenant takes possession of the Premises.
4.3 COMMON AREAS/SECURITY. The common areas of the Building and Project shall be subject to Landlord's sole management and control. Without limiting the generality of the immediately preceding sentence, Landlord reserves the exclusive right as it deems necessary or desirable to install, construct, remove, maintain and operate lighting systems, facilities, improvements, equipment and signs on, in or to all parts of the common areas; change the number, size, height, layout, or locations of walks, driveways and truckways or parking areas now or later forming a part of the Land or Building; make alterations or additions to the Building or common area; close temporarily all or any portion of the common areas to make repairs, changes or to avoid public dedication, provided that, except in the event of emergency, Landlord does not unreasonably interfere with Tenant's use of the Premises in connection therewith; grant easements to which the Land will be subject, replat, subdivide, or make other changes to the Land; place, relocate and operate utility lines through, over or under the Land and Building; and use or permit the use of all or any portion of the roofs of the Building, provided that, except in the event of emergency, Landlord does not unreasonably interfere with Tenant's use of the Premises in connection therewith. Landlord has no duty or obligation to provide any security services in, on or around the Premises, Land or Building, and Tenant recognizes that security services, if any, provided by Landlord will be for the sole benefit of Landlord and the protection of Landlord's property and under no circumstances shall Landlord be responsible for, and Tenant waives any rights with respect to, Landlord providing security or other protection for Tenant or Tenant's Agents or property in, on or about the Land or Building. Subject to Landlord's prior approval, Tenant may, at its sole cost and expense, install, establish and maintain security services within the Premises; PROVIDED THAT such security services, including, without limitation, any apparatus, facilities, equipment or people utilized in connection with the provision of such security services, comply with the Governmental Requirements and shall not cause the Building or the Project to be out of compliance with the Governmental Requirements. Notwithstanding the foregoing, any such security services installed, established or maintained by Tenant must not affect or impact any portion of the Building, Land or the Project other than the Premises and shall not in any way limit or interfere with Landlord's ability to exercise its rights as provided in the paragraph captioned "ACCESS". Tenant's rights under this subparagraph are subject to all the obligations, limitations and requirements as set forth in the paragraphs captioned "TENANT ALTERATIONS" and "TENANT'S WORK PERFORMANCE". Landlord reserves the right to relocate parking areas and driveways and to build additional improvements in the common areas so long as Tenant's Parking Rights are maintained and so long as, except in the event of emergency, Landlord does not unreasonably interfere with Tenant's use of the Premises in connection therewith.
4.4 TENANT ALTERATIONS. Tenant shall not make any alterations, additions or improvements in or to the Premises, or make changes to locks on doors, or add, disturb or in any way change the roof of the Premises, any floor covering, wall covering, fixtures, plumbing or wiring (individually and collectively "TENANT ALTERATIONS"), without first obtaining the consent of Landlord which may not be unreasonably withheld or delayed, except that Landlord may withhold its approval in its sole and absolute discretion if the Tenant Alterations will affect, as determined by Landlord, the structure or exterior of the Building, or the Building systems. Tenant shall deliver to Landlord full and complete plans and specifications for any proposed Tenant Alterations and, if consent by Landlord is given, all such work shall be performed at Tenant's expense by Landlord or by Tenant, at Landlord's election. Tenant shall pay to Landlord all costs incurred by Landlord for any architectural, engineering, supervisory and/or legal services in connection with any Tenant Alterations including, without limitation, Landlord's review of the plans and specifications for the Tenant Alterations. Without limiting the generality of the foregoing, Landlord may require Tenant (if Landlord has elected to require Tenant to perform the Tenant Alterations), at Tenant's sole cost and expense, to obtain and provide Landlord with proof of insurance coverage and a payment and performance bond, in forms, amounts and by companies acceptable to Landlord. Should Tenant make any Tenant Alterations without Landlord's prior written consent, or without satisfaction of any conditions established by Landlord, Landlord shall have the right, in addition to and without limitation of any right or remedy Landlord may have under this Lease, at law or in equity, to require Tenant to remove some or all of the Tenant Alterations at Tenant's sole cost and expense and restore the Premises to the same condition existing prior to undertaking the Tenant Alterations, or, at Landlord's election, Landlord may remove such Tenant Alterations and restore the Premises at Tenant's expense. All Tenant Alterations to the Premises, regardless of which party constructed them or paid for them, shall become the property of Landlord and shall remain upon and be surrendered with the Premises upon the expiration or earlier termination of this Lease; provided, however, at Landlord's sole election, Tenant shall be obligated, at its sole cost and expense, to remove all (or such portion as Landlord shall designate) of the Tenant Alterations and repair any damage resulting from such removal and return the Premises to the same condition existing prior to the undertaking upon the expiration or earlier termination of this Lease. Tenant shall have the right (which right specifically does not extend to the initial Tenant Improvements constructed in the Premises by Tenant), at the time it requests Landlord's consent and delivers all plans and specifications to any Tenant Alteration to make a written request that Landlord notify Tenant whether Tenant shall be obligated to remove the applicable Tenant Alteration at the end of the Lease Term, in which event Tenant shall only be obligated to remove (i) those Tenant Alterations that Landlord notified Tenant it must remove at the end of the Lease Term at the same time of and in connection with Tenant's requested approval of the Tenant Alterations, and (ii) those Tenant Alterations that Tenant did not seek or did not obtain Landlord's written consent to leave in place at the end of the Lease Term, and that Landlord requires Tenant to remove. If Tenant fails to remove any such Tenant Alterations as required by Landlord's consent, Landlord may do so and Tenant shall pay the entire cost thereof to Landlord within ten (10) Business Days after Tenant's receipt of Landlord's written demand therefor. Tenant shall reimburse Landlord, upon receipt of demand therefor, for all out of pocket costs and expenses incurred by Landlord during its review of Tenant's plans and specifications (regardless of whether Landlord approves Tenant's request) and Tenant's construction. Nothing contained in this paragraph or the paragraph captioned "TENANT'S WORK PERFORMANCE" shall be deemed a waiver of the provisions of the paragraph captioned "MECHANIC'S LIENS."
4.5 TENANT'S WORK PERFORMANCE. If Tenant is permitted to perform Tenant Alterations in accordance with the provisions of this Lease, Landlord may, in its reasonable discretion, require that Tenant provide a payment and performance bond (not to exceed the total costs of the Tenant Alterations) to cover the entire work to be performed, which bond must be in form, amount and by a company acceptable to Landlord. Any permitted Tenant Alterations or any other permitted work to be performed by Tenant in the Premises (including, without limitation, any initial improvements in the Premises, if Tenant is to perform any of the Tenant Improvements) shall be performed by contractors employed by Tenant under one or more construction contracts, in form and content reasonably approved in advance in writing by Landlord, which approval shall be subject to Landlord's discretion. The prime contractor and the respective subcontractors of any tier shall all: (a) be parties to, and bound by, a collective bargaining agreement with a labor organization affiliated with the Building and Construction Trades Council of the AFL CIO and (b) employ only members of such labor organizations to perform work within their respective jurisdictions. Landlord's prior written approval of Tenant's contractors and subcontractors shall be required, and provided that the foregoing requirements in (a) and (b) are fully satisfied, then such approval shall not be unreasonably withheld or delayed. Tenant's contractors, workers and suppliers shall work in harmony with and not interfere with workers or contractors of Landlord or other tenants of Landlord. If Tenant's contractors, workers or suppliers do, in the opinion of Landlord, cause such disharmony or interference, Landlord's consent to the continuation of such work may be withdrawn upon written notice to Tenant. All Tenant Alterations shall be (1) completed in accordance with the plans and specifications approved by Landlord; (2) completed in accordance with all Governmental Requirements; (3) carried out promptly in a good and workmanlike manner; (4) of all new materials; and (5) free of defect in materials and workmanship. Tenant shall pay for all damage to the Building, Project and Land caused by Tenant or Tenant's Agents. Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from any Claims arising as a result of the Tenant Alterations or any defect in design, material or workmanship of any Tenant Alterations.
4.6 SURRENDER OF POSSESSION. Tenant shall, at the expiration or earlier termination of this Lease, surrender and deliver the Premises to Landlord in as good condition as when received by Tenant from Landlord or as later improved, reasonable use and wear excepted, and free from all tenancies or occupancies by any person.
4.7 REMOVAL OF PROPERTY. Unless otherwise agreed to in writing by Landlord, Tenant agrees that there are and shall be no trade fixtures in the Premises owned by Tenant. Upon expiration or earlier termination of this Lease, Tenant may remove its personal property, office supplies, office furniture and equipment and racks and conveyors if (a) such items are readily moveable and are not attached to the Premises; (b) such removal is completed prior to the expiration or earlier termination of this Lease; (c) Tenant is not in default of any covenant or condition of this Lease at the time of such removal; and (d) Tenant immediately repairs all damage caused by or resulting from such removal. All other property in the Premises and any Tenant Alterations (including, wall-to-wall carpeting, paneling, wall covering or lighting fixtures and apparatus) or any other article affixed to the floor, walls, ceiling or any other part of the Premises, shall become the property of Landlord and shall remain upon and be surrendered with the Premises; provided, however, at Landlord's sole election, Tenant shall be obligated, at its sole cost and expense, to remove all (or such portion as Landlord shall designate, subject to Section 4.4 above) of the Tenant Alterations and all (or such portion as Landlord shall designate, subject to Section 2.4 above) of the Tenant Improvements constructed in the Premises and repair any damage resulting from such removal. Tenant waives all rights to any payment or compensation for such Tenant Alterations. If Tenant shall fail to remove any of its property of any nature from the Premises or Land at the expiration or earlier termination of this Lease or when Landlord has the right of re-entry, Landlord may, at its option, remove and store such property without liability for loss of or damage to such property, such storage to be for the account and at the expense of Tenant. If Tenant fails to pay the cost of storing any such property, Landlord may, at its option, after it has been stored for a period of twenty (20) Business Days or more, sell or permit to be sold, any or all such property at public or private sale (and Landlord may become a purchaser at such sale), In such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to Tenant, and Landlord shall apply the proceeds of such sale: FIRST, to the cost and expense of such sale, including reasonable attorney's fees actually incurred; SECOND, to the payment of the costs or charges for storing any such property; THIRD, to the payment of any other sums of money which may then be or later become due Landlord from Tenant under this Lease; and, FOURTH, the balance, if any, to

         Tenant.
4.8 ACCESS. Tenant shall permit Landlord and Landlord's Agents to enter into the Premises at any time on at least one (1) Business Day's notice (except in case of emergency, in which case no notice shall be required), for the purpose of inspecting the same or for the purpose of repairing, altering or improving the Premises. Nothing contained in this paragraph shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease. When reasonably necessary, Landlord may temporarily close Building or Land entrances, Building doors or other facilities, without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or as relieving Tenant from the duty of observing or performing any of the provisions of this Lease. Landlord shall have the right to enter the Premises at any time during the Lease Term for the purpose of showing the Premises to prospective tenants and to erect on the Premises a suitable sign indicating the Premises are available. Tenant shall give written notice to Landlord at least twenty (20) Business Days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration. Landlord shall not be liable for the consequences of admitting by passkey, or refusing to admit to the Premises, Tenant or any of Tenant's Agents, or other persons claiming the right of admittance.
4.9      DAMAGE OR DESTRUCTION.
         4.9.1 RESTORATION OF PREMISES. If the Premises are damaged by fire, earthquake or other casualty, Tenant shall give immediate written notice thereof to Landlord. If Landlord estimates that the damage can be repaired in accordance with the then established Governmental Requirements within two hundred ten
                (210) days after Landlord is notified by Tenant of such damage and if there are sufficient insurance proceeds available to repair such damage, then Landlord shall proceed with reasonable diligence to restore the Premises to substantially the condition which existed prior to the damage and this Lease shall not terminate. If, in Landlord's estimation, the damage cannot be repaired within such 210 day period or if there are insufficient insurance proceeds available to repair such damage, Landlord may elect in its absolute discretion to either: (a) terminate this Lease or (b) restore the Premises to substantially the condition which existed prior to the damage and this Lease will continue. If Landlord restores the Premises under this paragraph, then (1) the Lease Term shall be extended for the time required to complete such restoration, (2) Tenant shall pay to Landlord, upon demand, Tenant's Pro Rata Share of any applicable commercially reasonable deductible amount specified under Landlord's insurance and (3) Landlord shall not be required to repair or restore Tenant Improvements, Tenant Alterations, or any or all furniture, fixtures, equipment, inventory, improvements or other property which was in or about the Premises at the time of the damage and was not owned by Landlord. Base Rent and Additional Rent due under this Lease during any untenantable period hereunder shall be abated in proportion to the portion of the Premises rendered untenable during the untenantable period. Tenant agrees to look to the provider of Tenant's insurance for coverage for the loss of Tenant's use of the Premises and any other related losses or damages incurred by Tenant during any reconstruction period. Notwithstanding anything to the contrary contained in Section
                4.9.1 or 4.9.3 relating to insufficient insurance proceeds, if the estimated cost of repair of such casualty exceeds the amount of the insurance proceeds which are payable to Landlord for the restoration of the Premises (the "Uninsured Cost of Repair"), Landlord and Tenant agree as follows: (a) if the Uninsured Cost of Repair (including any deductible) is less than Ten Thousand Dollars ($10,000.00) and Landlord does not have another basis for terminating this Lease (e.g., the repair will take longer than 210 days or the casualty occurs during the final twelve
                (12) months of the Lease Term), then this Lease shall not terminate, and the provisions of Section 4.9.1 governing Landlord's restoration of the Premises shall apply (which shall include, without limitation, Tenant's obligation to pay Tenant's Pro Rata Share of the applicable deductible); and (b) if the Uninsured Cost of Repair (including any deductible) is more than Ten Thousand Dollars ($10,000.00), then Landlord may elect in its absolute discretion to terminate this Lease unless Tenant commits (and provides Landlord with the necessary funds) to pay for the Uninsured Cost of Repair greater than Ten Thousand Dollars ($10,000.00) plus Tenant's Pro Rata Share of the applicable deductible, in which event this Lease shall not terminate (unless Landlord elects to terminate pursuant to another basis to do so (e.g., the repair will take longer than 210 days or the casualty occurs during the final twelve (12) months of the Lease
                Term) and the provisions of Section 4.9.1 governing Landlord's restoration of the Premises shall apply, which shall include, without limitation, Tenant's obligation to pay Tenant's Pro Rata Share of the applicable deductible).
         4.9.2 DAMAGE IN EXCESS OF FIFTY PERCENT. If the Building is damaged by fire, earthquake or other casualty and more than fifty percent (50%) of the Building is rendered untenantable, without regard to whether the Premises are affected by such damage, Landlord may in its absolute discretion and without limiting any other options available to Landlord under this Lease or otherwise, elect to terminate this Lease by notice in writing to Tenant within forty (40) Business Days after the occurrence of such damage. Such notice shall be effective sixty
                (60) days after receipt by Tenant unless a later date is set forth in Landlord's notice.
         4.9.3 TERMINATION OF LEASE BY MORTGAGE HOLDER'S ELECTION. Notwithstanding anything contained in this Lease to the contrary, if there is damage to the Building and the holder of any indebtedness secured by a mortgage or deed of trust covering any such property requires that the insurance proceeds be applied to such indebtedness or the insurance proceeds are otherwise inadequate to complete the repair of the damages to the Building or both, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) Business Days after such requirement is made by such holder, and the Lease shall terminate as of the date specified by such holder.
         4.9.4 DESTRUCTION NEAR END OF TERM. Notwithstanding the foregoing, if the Building or the Project are wholly or partially damaged or destroyed within the final twelve (12) months of the Term, Landlord may, at its option, elect to terminate this Lease upon written notice given to Tenant within thirty (30) days following such damage or destruction.
         4.9.5 WAIVER. Tenant waives the provisions of any statutes presently existing or hereafter enacted (including, without limitation, California Civil Code sections 1932 and 1933) which relate to termination of leases when the thing leased is destroyed and agrees that such event will be governed by the terms of this Lease.
         4.9.6. TERMINATION BY TENANT. Notwithstanding anything to the contrary set forth in this Section 4.9 above, within sixty (60) days after the date of any such damage or destruction, Landlord shall endeavor to notify Tenant of the estimated time to complete the repairs and restoration of the Premises and Project, as estimated by an independent contractor approved by Landlord (the "Landlord Response Notice"). Notwithstanding anything to the contrary set forth in the proceeding paragraph, if Landlord notifies Tenant that the estimated time to complete the repairs or restoration will exceed two hundred ten (210) days from the date of such damage or destruction, Tenant may terminate this Lease effective as of the date of such damage or destruction by delivering written notice thereof to Landlord within thirty (30) days after receipt of Landlord's Response Notice. If the Lease is not terminated as provided above, and the repairs and restoration are not completed within two hundred ten (210) days after the damage or destruction, Tenant may deliver written notice to Landlord stating that if the repairs and restoration are not completed within thirty (30) days thereafter, Tenant will terminate the Lease. If the repairs and restoration are not completed within thirty (30) days after Tenant delivers such notice to Landlord, Tenant may terminate the Lease effective as of the date of such damage or destruction by delivering written notice thereof to Landlord.
4.10 CONDEMNATION. If all of the Premises, are taken by eminent domain or by conveyance in lieu thereof, this Lease shall automatically terminate as of the date the physical taking occurs, and all Base Rent, Additional Rent and other sums payable under this Lease shall be paid to that date. In case of taking of a part of the Premises not required for the Tenant's reasonable use of the Premises, then this Lease shall continue in full force and effect and the Base Rent shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced, such reduction in Base Rent to be effective as of the date the physical taking occurs. Additional Rent and all other sums payable under this Lease shall not be abated but Tenant's Pro Rata Share may be redetermined as equitable under the circumstances. Landlord reserves all rights to damages or awards for any taking by eminent domain relating to the Premises, Land and the unexpired term of this Lease. Tenant assigns to Landlord any right Tenant may have to such damages or award and Tenant shall make no claim against Landlord for damages for termination of its leasehold interest or interference with Tenant's business. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be entitled for Tenant's moving expenses or other relocation costs; PROVIDED THAT, such expenses or costs may be claimed only if they are awarded separately in the eminent domain proceedings and not as a part of the damages recoverable by Landlord. Tenant waives all rights it may have under California Code of Civil Procedure section 1265.130, or otherwise, to terminate this Lease based on a partial condemnation.
4.11 PARKING. Tenant shall have the exclusive privilege to use the parking spaces allocated to the Building. Tenant's parking privileges shall be subject to the rules and regulations relating to parking adopted by Landlord from time to time. Landlord shall have no obligation whatsoever to monitor, secure or police the use of the parking or other common areas.
4.12 INDEMNIFICATION. Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any and all Claims, arising in whole or in part out of (a) the possession, use or occupancy of the Premises or the business conducted in the Premises, (b) any act, omission or negligence of Tenant or Tenant's Agents, or (c) any breach or default under this Lease by Tenant. Neither Landlord nor Landlord's Agents shall, to the extent permitted by law, have any liability to Tenant or to Tenant's Agents, for any Claims arising out of any cause whatsoever, including repair to any portion of the Premises; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation by Landlord, Tenant or any person or entity of heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; inability to furnish any service required of Landlord as specified in this Lease; or leakage in any part of the Premises from rain, ice or snow, or from drains, pipes or plumbing fixtures in the Premises; except for Claims arising solely out of the negligence or willful misconduct of Landlord in failing to repair or maintain the Building as required by this Lease after notice by Tenant as required by the paragraph captioned "MAINTENANCE AND REPAIR BY LANDLORD"; PROVIDED THAT, in no event shall Landlord be responsible for any interruption to Tenant's business or for any indirect or consequential losses suffered by Tenant or Tenant's Agents. The obligations of this paragraph shall be subject to the paragraph entitled "WAIVER OF SUBROGATION."
4.13     TENANT INSURANCE.
         4.13.1 FORM OF POLICIES. Tenant shall, throughout the Lease Term, at its own expense, keep and maintain in full force and effect the following policies, each of which shall be endorsed as needed to provide that the insurance afforded by these policies. is primary and that all insurance carried by Landlord is strictly excess and secondary and shall not contribute with Tenant's liability insurance:
                (a)A policy of commercial general liability insurance, including a contractual liability endorsement covering Tenant's obligations under the paragraph captioned "INDEMNIFICATION", insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of this Lease of not less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) in the aggregate, which limit shall be reasonably increased during the Lease Term at Landlord's request to reflect both increases in liability exposure arising from inflation as well as from changing use of the Premises or changing legal liability standards, which policy shall be payable on an "occurrence" rather than a "claims made" basis, and which policy identifies Landlord and Manager and, at Landlord's request, Landlord's mortgage lender(s) or investment advisors, as additional named insureds;

                (b)A policy of extended property insurance (what is commonly called "all risk") covering Tenant's Improvements and Tenant's Alterations, furniture, fixtures, equipment, inventory, and other personal property located on the Premises for one hundred percent (100%) of the current replacement value of such property;
                (c)Business interruption insurance in an amount sufficient to cover costs, damages, lost income, expenses, Base Rent, Additional Rent and all other sums payable under this Lease, should any or all of the Premises not be usable for a period of up to twelve (12) months;
                (d)A policy of worker's compensation insurance as required by law and employer's liability insurance with limits of no less than One Million Dollars ($1,000,000); and
                (e)A policy of comprehensive automobile liability insurance, including loading and unloading, and covering owned, non-owned and hired vehicles, with limits of no less than One Million Dollars ($1,000,000) per occurrence.
         4.13.2 APPROVAL OF INSURER. All insurance policies required under this paragraph shall be with companies with a Best rating of AXII or better and each policy shall provide that it is not subject to cancellation or reduction in coverage except after thirty (30) days' written notice to Landlord. Tenant shall deliver to Landlord and, at Landlord's request Landlord's mortgage lender(s), prior to the Commencement Date and from time to time thereafter, certificates evidencing the existence and amounts of all such policies.
         4.13.3 LANDLORD OBTAINED INSURANCE. If Tenant fails to acquire or maintain any insurance or provide any certificate required by this paragraph, Landlord may, but shall not be required to, obtain such insurance or certificates and the costs associated with obtaining such insurance or certificates shall be payable by Tenant to Landlord on demand.
4.14 LANDLORD'S INSURANCE. Landlord shall, throughout the Lease Term, keep and maintain in full force and effect the following insurance, which insurance may, at Landlord's discretion, contain such deductibles as Landlord deems appropriate:
         (a) A policy of commercial general liability insurance, insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of not less than Five Million Dollars ($5,000,000.00), which policy shall be payable on an "occurrence" rather than a "claims made" basis; and
         (b) A policy of extended property insurance (what is commonly called "all risk") covering the Building and Landlord's personal property, if any, located on the Property in the amount of one hundred percent (100%) of the then current replacement value of such property.
         (c) Landlord may, but shall not be required to, maintain other types of insurance as Landlord deems appropriate (with such deductibles as Landlord deems appropriate), including, but not limited to, property insurance coverage for earthquakes and floods in such amounts as Landlord deems appropriate. Such policies may be "blanket" policies which cover other properties owned by Landlord.
4.15 WAIVER OF SUBROGATION. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby each waive and release the other from any and all Claims or any loss or damage that may occur to the Land, Building or personal property located therein, by reason of fire or other casualty regardless of cause or origin, including the negligence or misconduct of Landlord, Tenant, Landlord's Agents or Tenant's Agents, but only to the extent of the insurance proceeds paid to such releasor under its policies of insurance or, if it fails to maintain the required policies, the insurance proceeds that would have been paid to such releasor if it had maintained such policies. Each party to this Lease shall promptly give to its insurance company written notice of the mutual waivers contained in this subparagraph, and shall cause its insurance policies to be properly endorsed, if necessary, to prevent the invalidation of any insurance coverages by reason of the mutual waivers contained in this subparagraph.
4.16     ASSIGNMENT AND SUBLETTING BY TENANT.
         4.16.1 RESTRICTIONS ON TRANSFER. Tenant shall not have the right to assign, transfer, mortgage or encumber this Lease in whole or in part, nor sublet the whole or any part of the Premises, nor allow the occupancy of all or any part of the Premises by another,



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                without first obtaining Landlord's consent, which consent may not be unreasonably withheld. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of all sums payable under this Lease and for compliance with all of its other obligations as tenant under this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of the Premises are then subject to an assignment or subletting, Landlord, in addition to any other remedies provided in this Lease or by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rents against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease. Tenant makes an absolute assignment to Landlord of such assignments and subleases and any rent, security deposits and other sums payable under such assignments and subleases as collateral to secure the performance of the obligations of Tenant under this Lease.
         4.16.2      LANDLORD CONSENT, PROCEDURE. In the event Tenant desires to assign this Lease or to sublet all or any portion of the
                Premises, Tenant shall give written notice of such desire to Landlord setting forth the name of the proposed subtenant or assignee, the proposed term, the nature of the proposed subtenant's or assignee's business to be conducted on the Premises, the rental rate, and any other particulars of the proposed subletting or assignment that Landlord may reasonably request. Without limiting the preceding sentence, Tenant shall also provide Landlord with: (a) such financial information as Landlord may request concerning the proposed subtenant or assignee, including recent financial statements certified as accurate and complete by a certified public accountant and by the president, managing partner or other appropriate officer of the proposed subtenant or assignee; (b) proof satisfactory to Landlord that the proposed subtenant or assignee will immediately occupy and thereafter use the entire Premises (or any sublet portion of the Premises) for the remainder of the Lease Term (or for the entire term of the sublease, if shorter) in compliance with the terms of this Lease; and (c) a copy of the proposed sublease or assignment or letter of intent. Tenant shall pay to Landlord, upon Landlord's demand therefor, Landlord's reasonable attorneys' fees incurred in the review of such documentation and in documenting Landlord's consent, plus an administrative fee of $1,000.00 for processing such proposed assignment or sublease. Receipt of such fees shall not obligate
                Landlord to approve the proposed assignment or sublease.
         4.16.3      LANDLORD CONSENT, RELEVANT FACTORS. In determining whether to grant or withhold consent to a proposed assignment or
                sublease, Landlord may consider, and weigh, any factor it deems relevant in its reasonable discretion. Without limiting what may be construed as a factor considered by Landlord, Tenant agrees that any one or more of the following will be proper grounds for Landlord's disapproval of a proposed assignment or sublease:
                (a) The proposed assignee or subtenant does not, in Landlord's good faith judgment, have financial worth or creditworthiness equal to or greater than that of Tenant as of the execution date of this Lease or sufficient financial worth to insure full and timely performance under this Lease;
                (b) Landlord has received insufficient evidence of the financial worth or creditworthiness of the proposed assignee or subtenant to make the determination set forth in clause (b);
                (c) The proposed assignee or subtenant has a reputation for disputes in contractual relations, failure to observe and perform its contractual obligations in a timely and complete manner or for negative business relations in the business community for or otherwise as a tenant of property or otherwise;
                (d) Landlord has received from any prior lessor of the proposed assignee or subtenant a negative report concerning such prior lessor's experience with the proposed assignee or subtenant;
                (e) Landlord has had prior negative leasing experience with the proposed assignee or


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


                subtenant;
                (f) The use of the Premises by the proposed assignee or subtenant will not be identical with the Permitted Uses;
                (g) In Landlord's judgment, the proposed assignee or subtenant is engaged in a business, or the Premises or any part of the Premises will be used in a manner, that is not in keeping with the then standards of the Building, or that is not compatible with the businesses of other tenants in the Building, or that is inappropriate for the Project, or that will violate any negative covenant as to use contained in any other lease of space in the Project;
                (h) The use of the Premises by the proposed assignee or subtenant will violate any Governmental Requirement or create a violation of Access Laws;
                (i) Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three (3) or more occasions during the twenty-four (24) months preceding the date that Tenant shall request such consent;
                (j) Landlord does not reasonably approve of any of the tenant improvements required for the proposed assignee or subtenant; or
                (k) Landlord has had negotiations with the proposed assignee or subtenant, in the six (6) months preceding Tenant's request, regarding the leasing of space by such proposed assignee or subtenant in the Project.
         4.16.4 NOTICE REGARDING LANDLORD'S CONSENT. Within fifteen (15) Business Days after Landlord's receipt of all required information to be supplied by Tenant pursuant to this paragraph, Landlord shall notify Tenant of Landlord's approval, disapproval or conditional approval of any proposed assignment or subletting or of Landlord's election to require recapture as described below. Landlord shall have no obligation to respond unless and until all required information has been submitted. In the event Landlord approves of any proposed assignment or subletting, Tenant and the proposed assignee or sublessee shall execute and deliver to Landlord an assignment (or subletting) and assumption agreement in form and content satisfactory to Landlord in its sole discretion.
         4.16.5 RESTRICTION OF TRANSFER OF INTERESTS IN TENANT. Any transfer, assignment or hypothecation of any of the stock or interest in, or the assets of, Tenant which is either: (a) greater than fifty percent (50%) of such stock, interest or assets, or (b) intended as a subterfuge denying Landlord the benefits of this paragraph, shall be deemed to be an assignment within the meaning and provisions of this paragraph and shall be subject to the provisions of this paragraph.
         4.16.6 EXCESS RENT. If Landlord consents to any assignment or sublease and Tenant receives rent or any other consideration, either initially or over the term of the assignment or sublease, in excess of the Base Rent and Additional Rent (or, in the case of a sublease of a portion of the Premises, in excess of the Base Rent paid by Tenant on a square footage basis under this Lease), Tenant shall pay to Landlord fifty percent (50%) of such excess.
         4.16.7 RECAPTURE. Landlord shall have the right to recapture the Premises or the applicable portion thereof (a "RECAPTURE") by giving written notice of such Recapture to Tenant within fifteen
                (15) Business Days after receipt of Tenant's written request for Landlord's consent to such proposed assignment or subletting; provided however, that Landlord shall not have such recapture right in the case of a sublease, not intended as a subterfuge, for less than fifty percent (50%) of the Premises (and when combined with other subleases in effect is for less than 50% of the Premises) when the term of such sublease unconditionally expires with at least one (1) year remaining in the initial Lease Term. Tenant shall have no right to retract its request for Landlord's consent to assign or sublease once such request has been made. Such Recapture shall terminate this Lease as to the applicable space effective on the prospective effective date of assignment or subletting, which shall be the last day of a calendar month and shall not be earlier than forty-five (45) Business Days after receipt of Tenant's request hereunder. If less than the entire Premises are recaptured, Landlord and Tenant agree that this Lease shall remain in full force and effect with respect to that remaining area not recaptured by Landlord. Tenant agrees to



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


                surrender that portion of the Premises recaptured by Landlord in accordance with the terms and conditions of this Lease.
4.17 ASSIGNMENT BY LANDLORD. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations under this Lease and in any and all of the Land or Building. If Landlord sells or transfers any or all of the Building, Landlord and Landlord's Agents shall, upon consummation of such sale or transfer, be released automatically from any liability relating to obligations or covenants under this Lease to be performed or observed after the date of such transfer, and in such event, Tenant agrees to look solely to Landlord's successor-in-interest with respect to such liability; PROVIDED THAT, as to the Security Deposit and Prepaid Rent, Landlord shall not be released from liability therefor unless Landlord has delivered (by direct transfer or credit against the purchase price) the Security Deposit or Prepaid Rent to its successor-in-interest.
4.18 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS. Tenant shall, from time to time, upon the written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating: (a) the date this Lease was executed and the date it expires; (b) the date Tenant entered into occupancy of the Premises; (c) the amount of monthly Base Rent and Additional Rent and the date to which such Base Rent and Additional Rent have been paid; and (d) certifying that (1) this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date of the agreement so affecting this Lease); (2) Landlord is not in breach of this Lease (or, if so, a description of each such breach) and that no event, omission or condition has occurred which would result, with the giving of notice or the passage of time or both, in a breach of this Lease by Landlord; (3) this Lease represents the entire agreement between the parties with respect to the Premises; (4) all required contributions by Landlord to Tenant on account of Tenant Improvements have been received; (5) on the date of execution, there exist no defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord; (6) no Base Rent, Additional Rent or other sums payable under this Lease have been paid in advance except for Base Rent and Additional Rent for the then current month or any prepaid rent as specified on the Estoppel Certificate; (7) no security has been deposited with Landlord (or, if so, the amount of such security); (8) it is intended that any Tenant's statement may be relied upon by a prospective purchaser or mortgagee of Landlord's interest or an assignee of any such mortgagee; and (9) such other information as may be reasonably requested by Landlord. If Tenant fails to respond within five (5) Business Days of its receipt of a written request by Landlord as provided in this paragraph, such shall be a breach of this Lease and Tenant shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser, mortgagee or assignee. In addition, Tenant shall, from time to time, upon the written request of Landlord, deliver to or cause to be delivered to Landlord or its designee then current financial statements (including a statement of operations and balance sheet) certified as accurate by a certified public accountant and prepared in conformance with generally accepted accounting principles for (i) Tenant, (ii) any entity which owns a controlling interest in Tenant, (iii) any entity the controlling interest of which is owned by Tenant, (iv) any successor entity to Tenant by merger or operation of law, and (v) any guarantor of this Lease.
4.19 MODIFICATION FOR LENDER. If, in connection with obtaining construction, interim or permanent financing for the Building or Land, Landlord's lender, if any, shall request reasonable modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold or delay its consent to such modifications; PROVIDED THAT, such modifications do not increase the obligations of Tenant under this Lease or materially adversely affect Tenant's rights under this Lease.
4.20     HAZARDOUS SUBSTANCES.
         4.20.1      Tenant agrees that neither Tenant, any of Tenant's
                Agents nor any other person will store, place, generate, manufacture, refine, handle, or locate on, in, under or around the Land or Building any Hazardous Substance, except for storage, handling and use of reasonable quantities and types of cleaning fluids and office supplies in the Premises in the ordinary course and the prudent conduct of Tenant's business in the Premises, PROVIDED THAT, (a) the storage, handling and use of such permitted Hazardous Substances must at all times conform to all Governmental Requirements and to applicable fire, safety and insurance requirements; (b) the types and quantities of permitted Hazardous Sub-stances which are stored in the Premises must be reason-able and appropriate to the nature and size of Tenant's operation in the Premises and reasonable and appropriate for a first-class building of the same or similar use and in the same market area as the Building; (c) no Hazardous Substance shall be spilled or disposed of on, in, under or around the Land or Building or otherwise discharged from the Premises or any area adjacent to the Land or Building; and (d) in no event will Tenant be permitted to store, handle or use on, in, under or around the Premises any Hazardous Substance which will increase the rate of fire or extended coverage insurance on the Land or Building, unless: (1) such Hazardous Substance and the expected rate increase have been specifically disclosed in writing to Landlord; (2) Tenant has agreed in writing to pay any rate increase related to each such Hazardous Substance; and (3) Landlord has approved in writing each such Hazardous Substance, which approval shall be subject to Landlord's discretion.
         4.20.2 Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any and all Claims arising out of any breach of any provision of this paragraph, which expenses shall also include laboratory testing fees, personal injury claims, clean-up costs and environmental consultants' fees. Tenant agrees that Landlord may be irreparably harmed by Tenant's breach of this paragraph and that a specific performance action may appropriately be brought by Landlord; PROVIDED THAT, Landlord's election to bring or not bring any such specific performance action shall in no way limit, waive, impair or hinder Landlord's other remedies against Tenant.
         4.20.3 As of the execution date of this Lease, Tenant represents and warrants to Landlord that, except as otherwise disclosed by Tenant to Landlord, Tenant has no intent to bring any Hazardous Substances on, in or under the Premises except for the type and quantities authorized in the first paragraph of the paragraph captioned "HAZARDOUS SUBSTANCES."
4.21     ACCESS LAWS.
         4.21.1 NOTICE TO LANDLORD OF VIOLATION. Tenant agrees to notify Landlord immediately if Tenant receives notification or otherwise becomes aware of: (a) any condition or situation on, in, under or around the Land or Building which may constitute a violation of any Access Laws or (b) any threatened or actual lien, action or notice that the Land or Building is not in compliance with any Access Laws. If Tenant is responsible for such condition, situation, lien, action or notice under this paragraph, Tenant's notice to Landlord shall include a statement as to the actions Tenant proposes to take in response to such condition, situation, lien, action or notice
         4.21.2 PROHIBITED ACTS. Tenant shall not alter or permit any assignee or subtenant or any other person to alter the Premises in any manner which would violate any Access Laws or increase Landlord's responsibilities for compliance with Access Laws, without the prior approval of the Landlord. In connection with any such approval, Landlord may require a certificate of compliance with Access Laws from an architect, engineer or other person acceptable to Landlord. Tenant agrees to pay the reasonable fees incurred by such architect, engineer or other third party in connection with the issuance of such certificate of compliance. Landlord's consent to any proposed Tenant Alteration shall (a) not relieve Tenant of its obligations or indemnities contained in this paragraph or this Lease or (b) be construed as a warranty that such proposed alternation complies with any Access Law.
         4.21.3 TENANT RESPONSIBILITY. Tenant shall be solely responsible for all costs and expenses relating to or incurred in connection with: (a) failure of the Premises to comply with the Access Laws, subject to the second paragraph of 4.21.4; and (b) bringing the Building and the common areas of the Building into compliance with Access Laws, if and to the extent such noncompliance arises out of or relates to: (1) Tenant's use of the Premises, including the hiring of employees; (2) any Tenant Alterations to the Premises; or (3) any Tenant Improvements constructed in the Premises at the request of Tenant, regardless of whether such improvements are constructed prior to or after the Commencement Date.
         4.21.4 LANDLORD RESPONSIBILITY. Landlord shall be responsible for all costs and expenses relating to or incurred in connection with bringing the common areas of the

                Building into compliance with Access Laws, unless such costs and expenses are Tenant's responsibility as provided in the preceding subparagraph. Any cost or expense paid or incurred by Landlord to bring the Premises or common areas of the Building into compliance with Access Laws which is not Tenant's responsibility under the preceding subparagraphs shall be amortized over the useful economic life of the improvements
                (not to exceed ten (10) years) using an amortization rate of twelve percent (12%) per annum, and shall be an Operating Cost for purposes of this Lease.
                     Landlord shall also be responsible for causing the Premises to be in compliance with the Americans With Disabilities Act of 1990 (the "ADA") as of the date of this Lease. All costs incurred in order to cause the Premises to comply with such laws are hereinafter referred to as "Compliance Costs". Notwithstanding the foregoing, Tenant shall be responsible for all Compliance Costs resulting from or triggered by (i) Tenant's particular use of the Premises, or (ii) any alterations, improvements, repairs or additions made with respect to the Premises by or for Tenant, or (iii) the Tenant Improvements, or
                (iv) acts or omissions of Tenant or Tenant's Agents.
         4.21.5 INDEMNITY OF LANDLORD. Tenant agrees to indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any and all Claims arising out of or relating to any failure of Tenant or Tenant's Agents to comply with Tenant's obligations under this paragraph.
         4.21.6 INCONSISTENT PROVISIONS OF LAW. The provisions of this paragraph shall supersede any other provisions in this Lease regarding Access Laws, to the extent inconsistent with the provisions of any other paragraphs.
4.22 QUIET ENJOYMENT. Landlord covenants that Tenant, upon paying Base Rent, Additional Rent and all other sums payable under this Lease and performing all covenants and conditions required of Tenant under this Lease shall and may peacefully have, hold and enjoy the Premises without hindrance or molestation by Landlord, subject to the terms of this Lease, any ground lease, mortgage or deed of trust and all matters of record now or hereafter encumbering the Premises or the Project.
4.23 SIGNS. Subject to compliance with all Governmental Requirements and all matters of record, Tenant shall have the right to install, at Tenant's sole cost and expense, Project standard signage on the exterior of the Building. The exact size, appearance and location of such signs shall be subject to Landlord's prior written approval and shall be consistent with Landlord's existing sign criteria then in existence for the Building. Any and all costs in connection with the permitting, fabrication, installation, maintenance and removal of Tenant's sign (including the cost of removal of the sign and repair to the Building caused by such removal) shall be borne by Tenant. Tenant agrees to maintain any such sign, awning, canopy, decoration, lettering, advertising matter or other thing as may be approved, in good condition at all times. Tenant shall not inscribe an inscription, or post, place, or in any manner display any sign, notice, picture, placard or poster, or any advertising matter whatsoever, anywhere in or about the Land or Building at places visible (either directly or indirectly as an outline or shadow on a glass pane) from anywhere outside the Premises without first obtaining Landlord's consent. Upon vacation of the Premises on the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost, for the removal of such sign or signs and the repair, painting and/or replacement of the structure to which the sign or signs were attached, including discoloration caused by such installation or removal. If Tenant fails to perform such work, Landlord may cause the same to be performed, and the cost thereof shall be Additional Rent immediately due and payable upon rendition of a bill therefor.
4.24 SUBORDINATION. Provided Tenant is given written assurance in the applicable lender's standard subordination, non-disturbance and attornment form, Tenant subordinates this Lease and all rights of Tenant under this Lease to any mortgage, deed of trust, ground lease or vendor's lien, or similar instrument which may from time to time be placed upon the Premises (and all renewals, modifications, replacements and extensions of such encumbrances), and each such mortgage, deed of trust, ground lease or lien or other instrument shall be superior to and prior to this Lease. At the request of Landlord, the holder of such mortgage or deed of trust or any ground Lessor, Tenant shall execute, acknowledge and deliver promptly in recordable form any instrument or subordination agreement that Landlord or such holder may request; provided, however, such instrument shall include a nondisturbance provision on the standard form of the applicable lender or ground lessor. Notwithstanding the foregoing, the holder or beneficiary of such mortgage, deed of trust, ground lease, vendor's lien or similar instrument shall have the right to subordinate or cause to be subordinated any such mortgage, deed of trust, ground lease, vendor's lien or similar instrument to this Lease. Tenant further covenants and agrees that if the lender or ground lessor acquires the Premises as a purchaser at any foreclosure sale or otherwise, Tenant shall recognize and attorn to such party as landlord under this Lease, and shall make all payments required hereunder to such new landlord without deduction or set-off and, upon the request of such purchaser or other successor, execute, deliver and acknowledge documents confirming such attornment. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure or termination or other proceeding is prosecuted or completed.
4.25 WORKERS COMPENSATION IMMUNITY. If and to the extent that Tenant is obligated to indemnify, defend or hold harmless Landlord or Landlord's Agents from any Claims arising from its use of the Premises or any act or failure to act by Tenant or Tenant's Agents or otherwise, Tenant expressly waives, to and in favor of Landlord and Landlord's Agents, its statutory workers compensation act employers immunity relative to any injury to an employee or employees of Tenant.
4.26 BROKERS. Each party to this Lease shall indemnify, defend and hold harmless the other party from and against any and all Claims asserted against such other party by any real estate broker, finder or intermediary relating to any act of the indemnifying party in connection with this Lease.
4.27 EXCULPATION AND LIMITATION OF LIABILITY. Landlord has executed this Lease by its trustee signing solely in a representative capacity. Notwithstanding anything contained in this Lease to the contrary, Tenant confirms that the covenants of Landlord are made and intended, not as personal covenants of the trustee, or for the purpose of binding the trustee personally, but solely in the exercise of the representative powers conferred upon the trustee by its principal. Liability with respect to the entry and performance of this Lease by or on behalf of Landlord, however it may arise, shall be asserted and enforced only against Landlord's estate and equity interest in the Building. Neither Landlord nor any of Landlord's Agents shall have any personal liability in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises. Further, in no event whatsoever shall any Landlord's Agent have any liability or responsibility whatsoever arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises. Any and all personal liability, if any, beyond that which may be asserted under this paragraph, is expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.
4.28     INTENTIONALLY OMITTED.
4.29     MECHANIC'S LIENS AND TENANT'S PERSONAL PROPERTY TAXES.
         4.29.1 MECHANIC'S LIENS. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises or to charge the rentals payable under this Lease for any Claims in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold Interest in the Premises and Tenant shall indemnify, defend and hold harmless Landlord from any and all Claims arising out of any such asserted Claims. Tenant agrees to give Landlord immediate written notice of any such Claim. Tenant shall notify Landlord in writing at least ten (10) Business Days in advance of any work to be done on, in, or about the Premises. In the event of such scheduled work, whether Landlord received notice from Tenant or not, Landlord shall have the right, at any time and from time to time, to enter the Premises to post notices of non-responsibility in such locations as Landlord deems appropriate. Notwithstanding anything in this Lease to the contrary, Landlord shall not be required to notify Tenant in advance of entering the Premises for the purpose of posting the notices of non-responsibility.


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


         4.29.2 PERSONAL PROPERTY TAXES. Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay them or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, Tenant shall reimburse Landlord for the sums so paid by Landlord, upon demand by Landlord.
4.30 LANDLORD'S SECURITY INTEREST. In addition to any statutory lien for rent in Landlord's favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all Base Rent, Additional Rent and other sums becoming due under this Lease from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, intangibles, chattel paper and other personal property of Tenant situated in the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in Base Rent, Additional Rent and other sums due under this Lease shall first have been paid and discharged. On the occurrence of an Event of Default, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including, the right to sell the property described in this paragraph at public or private sale upon five (5) Business Days notice to Tenant. Tenant hereby agrees to execute such financing statements and other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created and shall deliver such financing statement to Landlord for filing with the appropriate Secretary of State. Any statutory lien for rent is not waived, and the express contractual lien granted in this paragraph constitutes a security agreement and is in addition and supplementary to such statutory lien.

                        SECTION 5: DEFAULT AND REMEDIES

5.1      EVENTS OF DEFAULT.
         5.1.1 Events of Default. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant ("Event of Default"):
                (a) vacation or abandonment of all or any portion of the Premises;
                (b) failure by Tenant to make any payment of Base Rent, Additional Rent or any other sum payable by Tenant under this Lease within five (5) Business Days after written notice from Landlord that the same is due;
                (c) failure by Tenant to observe or perform any covenant or condition of this Lease, other than the making of payments, where such failure shall continue for a period of twenty (20) Business Days after written notice from Landlord;
                (d) (1) the making by Tenant of any general assignment or general arrangement for the benefit of creditors; (2) the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, unless the same is dismissed within twenty (20) Business Days; (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease; (4) any execution, levy, attachment or other process of law against Tenant's interest in this Lease, unless the same is dismissed within twenty (20) Business Days; (5) adjudication that Tenant is bankrupt; (6) the making by Tenant of a transfer in fraud of creditors; or (7) the failure of Tenant to generally pay its debts as they become due;
                (e) any information furnished by or on behalf of Tenant to Landlord in connection with the entry of this Lease is determined to have been materially false, misleading or incomplete when made;
                (f) any assignment, subletting or other transfer for which the prior consent of Landlord is required under this Lease and has not been obtained; or
                (g) Tenant's failure to observe or perform according to the provisions of Sections 4.18 or 4.24 within two (2) days after written notice from Landlord that Tenant has failed to observe or perform according to the same.




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


         5.1.2 NOTICE OF DEFAULT. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by paragraph 6.1 shall replace and satisfy the statutory service-of-notice procedures, including those required by Code of Civil Procedure section 1162 or any similar or successor statute.
         5.1.3 NOTICE TO LANDLORD REGARDING TENANT DEFAULT. Tenant shall notify Landlord promptly of any Event of Default or any facts, conditions or events which, with the giving of notice or passage of time or both, would constitute an Event of Default.
         5.1.4 TREATMENT AS UNEXPIRED LEASE. If a petition in bankruptcy is filed by or against Tenant, and if this Lease is treated as an "unexpired lease" under applicable bankruptcy law in such proceeding, then Tenant agrees that Tenant shall not attempt nor cause any trustee to attempt to extend the applicable time period within which this Lease must be assumed or rejected.
5.2 REMEDIES. If any Event of Default occurs, Landlord may at any time after such occurrence, with or without notice or demand except as stated in this paragraph, and without limiting Landlord in the exercise of any right or remedy at law which Landlord may have by reason of such Event of Default, exercise the rights and remedies, either singularly or in combination, as are specified or described in the subparagraphs of this paragraph. Landlord's duty to mitigate damages shall be as set forth in applicable California law, and shall not be expanded in any manner by any provision of this Lease.
         5.2.1 REMEDIES: TERMINATION AND RECOVERY OF POSSESSION. Landlord may terminate this Lease and recover possession of the Premises, in which case Tenant shall immediately surrender possession of the Premises to Landlord and, in addition to any other rights and remedies Landlord may have at law and in equity, Landlord shall have the following rights:
                (a) To re-enter the Premises then or at any time thereafter and remove all persons and property and possess the Premises, without prejudice to any other remedies Landlord may have by reason of Tenant's default or of such termination, and Tenant shall have no further claim hereunder.
                (b) To recover all damages incurred by Landlord by reason of the default, including without limitation (i) the worth at the time of the award of the payments, including interest, owed by Tenant to Landlord under this Lease that were earned or accrued but unpaid at the time of termination; (ii) the worth at the time of the award of the amount by which the payments owed by Tenant to Landlord under the Lease that would have been earned or accrued after the date of termination until the time of the award exceeds the amount of the loss of payments owed by Tenant to Landlord under this Lease for the same period that Tenant affirmatively proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the payments owed by Tenant to Landlord for the balance of the Term after the time of the award exceeds the amount of the loss of payments owed by Tenant for the same period that Tenant proves could have been reasonably avoided; (iv) all costs incurred by Landlord in retaking possession of the Premises and restoring them to good order and condition; (v) all costs, including without limitation brokerage commissions, advertising costs and restoration and remodeling costs, incurred by Landlord in reletting the Premises; plus (vi) any other amount, including without limitation attorneys' fees and audit expenses, necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. "The worth at the time of the award," as used in clauses (i) and (ii) of this paragraph, is to be determined by computing interest as to each unpaid payment owed by Tenant to Landlord under the Lease, at the highest interest rate permitted by law. "The worth at the time of the award," as referred to in clause (iii) of this paragraph, is to be determined by discounting such amount, as of the time of award, by the discount rate of the Federal Reserve Bank at the time of the award plus one percent (1%).

                (c) To remove, at Tenant's sole risk, any and all personal property in the Premises and place such in a public or private warehouse or elsewhere at the sole cost and expense and in the name of Tenant. Any such warehouser shall have all of the rights and remedies provided by law against Tenant as owner of such property. If Tenant shall not pay the cost of such storage within thirty (30) days following Landlord's demand, Landlord may, subject to the provisions of applicable law, sell any or all such property at a public or private sale in such manner and at such times and places as Landlord deems proper, without notice to or demand upon Tenant. Tenant waives all claims for damages caused by Landlord's removal, storage or sale of the property and shall indemnify and hold Landlord free and harmless from and against any and all loss, cost and damage, including without limitation court costs and attorneys' fees. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, with all rights and powers necessary to effectuate the provisions of this subparagraph 5.2.
         5.2.2 REMEDIES: RECOVER RENT AS IT BECOMES DUE. Landlord may elect, in its absolute discretion, to maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord may enforce all of Landlord's rights and remedies under this Lease, including the right to recover rent as it becomes due hereunder, and, at Landlord's election, to re-enter and relet the Premises on such terms and conditions as Landlord deems appropriate. Without limiting the generality of the foregoing, Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations). Landlord may execute any lease made pursuant hereto in its own name, and Tenant shall have no right to collect any such rent or other proceeds. Landlord's re-entry and/or reletting of the Premises, or any other acts, shall not be deemed an acceptance of surrender of the Premises or Tenant's interest therein, a termination of this Lease or a waiver or release of Tenant's obligations hereunder. Landlord shall have the same rights with respect to Tenant's improvements and personal property as under Section 5.2.1 above, even though such re-entry and/or reletling do not constitute acceptance of surrender of the Premises or termination of this Lease.
         5.2.3 SUCCESSION TO TENANT RIGHTS. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, Landlord may:
                (a) Terminate any sublease, license, concession, or other consensual arrangement for possession entered into by Tenant and affecting the Premises.
                (b) Choose to succeed to Tenant's interest in such an arrangement. If Landlord elects to succeed to Tenant's interest in such an arrangement, Tenant shall, as of the date of notice by Landlord of that election, have no further right to or interest in, the rent or other consideration receivable under that arrangement.
         5.2.4 RIGHTS AND REMEDIES CUMULATIVE. None of the foregoing remedial actions, singly or in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given Tenant written notice that this Lease is terminated; an act by Landlord to maintain or preserve the Premises; any efforts by Landlord to relet the Premises; any repairs or alterations made by Landlord to the Premises; re-entry, repossession or reletting of the Premises by Landlord pursuant to this paragraph; or the appointment of a receiver, upon the initiative of Landlord, to protect Landlord's interest under this Lease. If Landlord takes any of the foregoing remedial action without terminating this Lease, Landlord may nevertheless at any time after taking any such remedial action terminate this Lease by written notice to Tenant.
         5.2.5  MONEY DAMAGES UPON RELETTING. If Landlord relets the
                Premises, Landlord shall apply the revenue from such reletting as follows: FIRST, to the payment of any indebtedness other than Base Rent, Additional Rent or any other sums payable under this Lease by Tenant to Landlord; SECOND, to the payment of any cost of reletting (including finders' fees and leasing commissions); THIRD, to the payment of the cost of any alterations, improvements, maintenance and repairs to the Premises; and FOURTH, to the payment of Base Rent, Additional Rent and other sums due and payable and unpaid under this Lease. Landlord shall hold and apply the residue, if any, to payment of future Base Rent, Additional Rent and other sums payable under this Lease as the same become due, and shall deliver the eventual balance, if any, to Tenant. Should revenue from letting during any month, after application pursuant to the foregoing provisions, be less than the sum of the Base Rent, Additional Rent and other sums payable under this Lease and Landlord's expenditures for the Premises during such month. Tenant shall be obligated to pay such deficiency to Landlord as and when such deficiency arises.
         5.2.6 REMEDIES NONEXCLUSIVE. Pursuit of any of the foregoing remedies shall not preclude Landlord's pursuit of any of the other remedies provided in this Lease or by law (all such remedies being cumulative), nor shall pursuit by Landlord of any remedy provided in this Lease constitute a forfeiture or waiver of any Base Rent, Additional Rent or other sum payable under this Lease or of any damages accruing to Landlord by reason of the violation of any of the covenants or conditions contained in this Lease.
5.3 RIGHT TO PERFORM. If Tenant shall fail to pay any sum of money, other than Base Rent or Additional Rent, required to be paid by it under this Lease or shall fail to perform any other act on its part to be performed under this Lease, and such failure shall continue for ten
         (10) Business Days after notice of such failure by Landlord, or such shorter time if reasonable under the circumstances, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such other act on Tenant's part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this paragraph as in the case of default by Tenant in the payment of Base Rent.
5.4 LANDLORD'S DEFAULT. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within twenty (20) Business Days after written notice is delivered by Tenant to Landlord and to the holder of any mortgages or deeds of trust (collectively, "LENDER") covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying the obligation which Landlord has failed to perform; provided, however, that if the nature of Landlord's obligation is such that more than twenty (20) Business Days are required for performance, then Landlord shall not be in default if Landlord or Lender commences performance within such twenty (20) Business Day period and thereafter diligently prosecutes the same to completion. All obligations of Landlord hereunder shall be construed as covenants, not conditions. In the event of any default, breach or violation of Tenant's rights under this Lease by Landlord, Tenant's exclusive remedies shall be an action for specific performance or an action for actual damages. Tenant hereby waives the benefit of any laws granting it the right to perform Landlord's obligation, a lien upon the property of Landlord and/or upon rent due Landlord, or the right to terminate this Lease or withhold rent or any other amounts due hereunder on account of any Landlord default.
5.5 ACCEPTANCE OF RENT WITHOUT WAIVING RIGHTS. Under the paragraph captioned "NO WAIVER OF REMEDIES", Landlord may accept Tenant's payments without waiving any rights under this Lease, including rights under a previously served notice of default. If Landlord accepts partial payments which cumulatively are less than the sum owed after serving a notice of default, Landlord may nevertheless commence and pursue an action to enforce rights and remedies under the previously serviced notice of default without giving Tenant any further notice or demand.

                      SECTION 6: MISCELLANEOUS PROVISIONS

6.1 NOTICES. Any notice, approval, consent, request or written communication required or permitted to be delivered under this Lease shall be: (a) in writing; (b) transmitted by personal delivery, express or courier service, United States Postal Service in the manner described below; and (c) deemed to be delivered on the earlier of the date received or four (4) Business Days after having been deposited in the United States Postal Service, postage prepaid. Such writings shall be addressed to Landlord or Tenant, as the case may be, at the respective designated addresses set forth opposite their signatures, or at such other address(es) as they may, after the execution date of this Lease, specify by written notice delivered in accordance with this paragraph, with copies to the persons at the addresses, if any, designated opposite each party's signature. Those notices which contain a notice of breach or default or a demand for performance may be sent by any of the methods described in clause
         (b) above, but if transmitted by personal delivery or electronic means, shall also be sent concurrently by certified or registered mail, return receipt requested.
6.2 ATTORNEY'S FEES AND EXPENSES. In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease, or in the event suit is brought for the recovery of Base Rent, Additional Rent or any other sums payable under this Lease or for the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord or the eviction of Tenant during the Lease Term or after the expiration or earlier termination of this Lease, the prevailing party shall be entitled to a reasonable sum for attorney's and paralegal's fees incurred at the trial or appellate levels and for all costs and expenses associated with such levels. The prevailing party shall be determined under Civil Code section 1717(b)(1) or any successor statute.
6.3 NO ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of an amount less than the Base Rent or Additional Rent or any other sum due and payable under this Lease shall be deemed to be other than a payment on account of the Base Rent, Additional Rent or other such sum, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, nor preclude Landlord's right to recover the balance of any amount payable or Landlord's right to pursue any other remedy provided in this Lease or at law.
6.4 SUCCESSORS: JOINT AND SEVERAL LIABILITY. Except as provided in the paragraph captioned "EXCULPATION AND LIMITATION OF LIABILITY" and subject to the paragraph captioned "ASSIGNMENT AND SUBLETTING BY LANDLORD," all of the covenants and conditions contained in this Lease shall apply to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns. In the event that more than one person, partnership, company, corporation or other entity is included in the term "Tenant," then each such person, partnership, company, corporation or other entity shall be jointly and severally liable for all obligations of Tenant under this Lease.
6.5 CHOICE OF LAW. This Lease shall be construed and governed by the laws of the state of California. Tenant consents to Landlord's venue in Orange County, California for any legal proceeding brought by Landlord or Tenant to enforce the terms of this Lease.
6.6 NO WAIVER OF REMEDIES. The waiver by Landlord or Tenant of any covenant or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of such covenant or condition nor shall any custom or practice which may develop between the parties in the administration of this Lease be construed to waive or lessen the rights of Landlord or Tenant to insist on the strict performance by the other party of all of the covenants and conditions of this Lease. No act or thing done by Landlord or Landlord's Agents during the Lease Term shall be deemed an acceptance or a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. The mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy it might have, either under this Lease or at law, nor shall the waiver of or redress for any violation of any covenant or condition in this Lease or in any of the rules or regulations attached to this Lease or later adopted by Landlord, prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Base Rent, Additional Rent or any other sum payable under this Lease with knowledge of a breach of any covenant or condition in this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the rules and regulations attached to this Lease or later adopted, against Tenant or any other tenant in the Project, shall not be deemed a waiver. Any waiver by Landlord or Tenant, as the case may be, must be in writing and signed by Landlord or Tenant, as the case may be, to be effective.
6.7 OFFER TO LEASE. The submission of this Lease to Tenant or its broker or other agent does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force or effect until: (a) it is executed and delivered by Tenant to Landlord; and (b) it is executed and delivered by Landlord to Tenant.

6.8 FORCE MAJEURE. Except for monetary obligations (including, without limitation, Tenant's obligations to pay Base Rent, Additional Rent and all other charges due under this Lease), in the event that Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act or obligation required under this Lease by reason of acts of God, strikes, lockouts, labor troubles or disputes, inability to procure or shortage of materials or labor, failure of power or utilities, delay in transportation, fire, vandalism, accident, flood, severe weather, other casualty, Governmental Requirements, riot, insurrection, civil commotion, sabotage, explosion, war, natural or local emergency, acts or omissions of others, including the other party hereto, or other reasons of a similar or dissimilar nature not solely the fault of, or under the exclusive control of, Landlord or Tenant, as applicable, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for the period equivalent to the period of such delay.
6.9 LANDLORD'S CONSENT. Unless otherwise provided in this Lease, whenever Landlord's consent, approval or other action is required under the terms of this Lease, such consent, approval or action shall be subject to Landlord's judgment or discretion exercised in good faith and shall be delivered in writing.
6.10 SEVERABILITY: CAPTIONS. If any clause or provision of this Lease is determined to be illegal, invalid, or unenforceable under present or future laws, the remainder of this Lease shall not be affected by such determination, and in lieu of each clause or provision that is determined to be illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. Headings or captions in this Lease are added as a matter of convenience only and in no way define, limit or otherwise affect the construction or interpretation of this Lease.
6.11 INTERPRETATION. Whenever a provision of this Lease uses the term (a) "include" or "including", that term shall not be limiting but shall be construed as illustrative, (b) "covenant," that term shall include any covenant, agreement, term or provision, and (c) "at law," that term shall mean at law or in equity, or both. This Lease shall be given a fair and reasonable interpretation of the words contained in it without any weight being given to whether a provision was drafted by one party or its counsel.
6.12 INCORPORATION OF PRIOR AGREEMENTS: AMENDMENTS. This Lease contains all of the agreements of the parties to this Lease with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties to this Lease or their respective successors in interest.
6.13 AUTHORITY. If Tenant is a partnership, company, corporation or other entity, each individual executing this Lease on behalf of Tenant represents and warrants to Landlord that he or she is duly authorized to so execute and deliver this Lease and that all partnership, company, corporation or other entity actions and consents required for execution of this Lease have been given, granted or obtained. If Tenant is a partnership, company, corporation or other business organization, it shall, within ten (10) Business Days after demand by Landlord, deliver to Landlord satisfactory evidence of the due authorization of this Lease and the authority of the person executing this Lease on its behalf.
6.14 TIME OF ESSENCE. Time is of the essence with respect to the performance of every covenant and condition of this Lease.
6.15 SURVIVAL OF OBLIGATIONS. Notwithstanding anything contained in this Lease to the contrary or the expiration or earlier termination of this Lease, any and all obligations of either party accruing prior to the expiration or termination of this Lease shall survive the expiration or earlier termination of this Lease, and either party shall promptly perform all such obligations whether or not this Lease has expired or terminated. Such obligations shall include any and all indemnity obligations set forth in this Lease.
6.16 CONSENT TO SERVICE. Tenant irrevocably consents to the service of process of any action or proceeding at the address of the Premises. Nothing in this paragraph shall affect the right to serve process in any other manner permitted by law.
6.17 LANDLORD'S AUTHORIZED AGENTS. Notwithstanding anything contained in the Lease to the contrary,


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


         including without limitation, the definition of Landlord's Agents, only officers of Riggs Bank N.A., are authorized to amend, renew or terminate this Lease, or to compromise any of Landlord's claims under this Lease or to bind Landlord in any manner. Without limiting the effect of the previous sentence, no property manager or broker shall be considered an authorized agent of Landlord to amend, renew or terminate this Lease or to compromise any of Landlord's claims under this Lease or to bind Landlord in any manner.
6.18 EDISON LICENSE. Notwithstanding anything to the contrary set forth in this Lease, Tenant acknowledges that pursuant to that certain license agreement affecting the Project (the Edison License") entered into by and between Southern California Edison Company ("Edision") and Landlord's affiliate, South of Edison, LLC (a preliminary draft of which Tenant acknowledges as having been received by Tenant), certain payments will be made by Landlord to Edison in consideration of the Project owner's right to build along Edison's right of way at the Project. Tenant hereby agrees to comply with the terms and conditions of the Edison License to the extent they apply to areas covered by the terms of this Lease. Tenant further agrees that, notwithstanding anything to the contrary contained in this Lease, all payments and other charges under the Edison License shall be included as part of Operating Costs for the Building.

                  [Remainder of Page Intentionally Left Blank]

6.19 WAIVER OF JURY TRIAL. LANDLORD AND TENANT BY PLACING THEIR INITIALS AT THE END OF THIS PARAGRAPH HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CONTRACT OR TORT CLAIM, COUNTERCLAIM, CROSS-COMPLAINT, OR CAUSE OF ACTION IN ANY ACTION, PROCEEDING, COUNTERCLAIM, OR HEARING BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR RELATING IN ANY WAY TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT'S USE OR OCCUPANCY OF THE PREMISES, INCLUDING ANY CLAIM OF INJURY OR DAMAGE OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY CURRENT OR FUTURE LAW, STATUTE, REGULATION, CODE OR ORDINANCE.

         [Landlord's Initials]:            [Tenant's Initials]: /s/ JEK
                                ----------                      ----------

         IN WITNESS WHEREOF, this Lease has been executed the day and year first above set forth.

DESIGNATED ADDRESS FOR LANDLORD                  LANDLORD

Haven Gateway LLC                                HAVEN GATEWAY LLC, a Delaware limited liability
c/o Riggs & Company,                             company
a Division of Riggs Bank, N.A.
808 17th Street N.W.                             By: Riggs & Company, a division of Riggs Bank
Washington D.C. 20006                                N.A., as Trustee of the Multi-Employer
Attn: Senior Asset Manager                           Property Trust, Its Sole Member
Voice: 202-835-4997
Facsimile: 202-835-6887
                                                     By:
                                                         -----------------------
                                                     Name:
                                                           ---------------------
                                                     Its:
                                                          ----------------------
WITH COPY TO MANAGER:

Investment Development Services, Inc.
Attn: Property Management
888 West Sixth Street, 9th Floor
Los Angeles, California 90017
Voice: 213-362-9300
Facsimile: 213-627-9937

DESIGNATED ADDRESS FOR TENANT:                   TENANT:

The Premises.                                    OAKLEY, INC., a Washington corporation


                                                 By:   /s/ Jon E. Krause
                                                     ----------------------------------
                                                 Name: JON E. KRAUSE
                                                       --------------------------------
                                                 Its:  VICE PRESIDENT OF OPERATIONS
                                                      ---------------------------------

                                                 By:   /s/ Thomas George
                                                     ----------------------------------
                                                 Name: THOMAS A. GEORGE
                                                       --------------------------------
                                                 Its:  CFO
                                                      ---------------------------------

                            LANDLORD ACKNOWLEDGMENT


                          )
DISTRICT OF COLUMBIA      )ss.
                          )



         On this _______ day of _________________, 200___, before me personally appeared __________________________, to me known to be a
_____________________________ of Riggs & Company, a division of Riggs Bank N.A., the Trustee of the Multi-Employer Property Trust, the national banking association that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said national banking association as trustee, for the uses and purposes therein mentioned, and on oath stated that ____________ was authorized to execute said instrument.


         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                          ------------------------------------------------------
                          Name:
                               -------------------------------------------------
                          NOTARY PUBLIC in and for the District of Columbia,
                          residing at                        . My appointment
                                      -----------------------
                          expires:                           .
                                  ---------------------------

                [COMPLETE APPROPRIATE ACKNOWLEDGMENT FOR TENANT]

                       TENANT ACKNOWLEDGMENT (INDIVIDUAL)


__________________________  )
                            )ss.
__________________________  )


         On this _____ day of __________,200___, before me, a Notary Public in and for the _____________________ of ______________________, personally appeared
_______________________, to me known to be the individual(s) described in and who executed the within and foregoing instrument, and acknowledged that s/he/they signed the same as his/her/their free and voluntary act and deed, for the uses and purposes therein mentioned.

         WITNESS my hand and official seal hereto affixed the day and year first as above written.

                          ------------------------------------------------------
                          Name:
                               -------------------------------------------------
                          NOTARY PUBLIC in and for the District of Columbia,
                          residing at                        . My appointment
                                      -----------------------
                          expires:                           .
                                  ---------------------------

[NOTARIAL SEAL]

                      TENANT ACKNOWLEDGMENT (PARTNERSHIP)


__________________________  )
                            )ss.
__________________________  )


         On this _____ day of __________ 200___, before me, a Notary Public in and for the _____________________ of __________________, personally appeared
_______________________________, the ___________________________________of
________________________________________, a ___________________________________
partnership, the partnership that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said partnership for the uses and purposes therein mentioned, and on oath stated that s/he/they was/were authorized to execute said instrument.

         WITNESS my hand and official seal hereto affixed the day and year first as above written.

                          ------------------------------------------------------
                          Name:
                               -------------------------------------------------
                          NOTARY PUBLIC in and for the District of Columbia,
                          residing at                        . My appointment
                                      -----------------------
                          expires:                           .
                                  ---------------------------

[NOTARIAL SEAL]

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California       )
County of     Orange      )ss.
          ----------------)

On November 10, 2000 before me, /s/ Gina Carrillo, Notary Public              ,
   -----------------            -----------------------------------------------
                                Name and Title of Officer (e.g.,"Jane Doe,
                                              Notary Public")

personally appeared  /s/ Jon Krause and Tom George                             ,
                     ----------------------------------------------------------
                                             Name(s) of Signer(s)


                     /X/  personally known to me
                     / /  proved to me on the basis of satisfactory evidence

                     to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they
[NOTARIAL SEAL]      executed the same in his/her/their authorized
                     capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                     WITNESS my hand and official seal.

                     /s/ Gina Carrillo
                     -----------------------------------------------------------
                                Signature of Notary Public
Place Notary Seal Above

------------------------------------OPTIONAL------------------------------------

THOUGH THE INFORMATION BELOW IS NOT REQUIRED BY LAW, IT MAY PROVE VALUABLE TO PERSONS RELYING ON THE DOCUMENT AND COULD PREVENT FRAUDULENT REMOVAL AND REATTACHMENT OF THIS FORM TO ANOTHER DOCUMENT.

DESCRIPTION OF ATTACHED DOCUMENT
Title or Type of Document:
                          ------------------------------------------------------

Document Date:                                    Number of Pages:
              ----------------------------------                   -------------

Signer(s) Other Than Named Above:
                                 -----------------------------------------------

CAPACITY(IES) CLAIMED BY SIGNER
Signer's Name:
              ------------------------------------     RIGHT THUMBPRINT
/ / Individual                                         OF SIGNER
/ / Corporate Officer - Title(s):_________________     Top of thumb here
/ / Partner - / / Limited / / General
/ / Attorney in Fact
/ / Trustee
/ / Guardian or Conservator
/ / Other:
          ----------------------------------------

Signer Is Representing:
                       ---------------------------------------------------------

                      TENANT ACKNOWLEDGMENT (CORPORATION)


__________________________  )
                            )ss.
__________________________  )


         On this _____ day of ___________,200___, before me, a Notary Public in and for the _____________________________________, personally appeared
_______________________, the ________________________________________ of
____________________________________________, the ______________________________
corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that s/he/they was/were authorized to execute said instrument.

         WITNESS my hand and official seal hereto affixed the day and year first as above written.

                          ------------------------------------------------------
                          Name:
                               -------------------------------------------------
                          NOTARY PUBLIC in and for the State of California,
                          residing at                        . My appointment
                                      -----------------------
                          expires:                           .
                                  ---------------------------

[NOTARIAL SEAL]

                               EXHIBIT A to Lease

                           LEGAL DESCRIPTION OF LAND




                                     Ex. A
                                       1

                                  EXHIBIT "B"


                                   [GRAPHIC]

                                   SITE PLAN

                                   BUILDING 7
                          HAVEN GATEWAY BUSINESS PARK
                             in ONTARIO, CALIFORNIA
                         -------------------------------
                         INVESTMENT DEVELOPMENT SERVICES

                               EXHIBIT C to Lease

                     WORK LETTER AND CONSTRUCTION AGREEMENT


         This Work Letter and Construction Agreement ("Work Letter") shall set forth the terms and conditions relating to the construction of the Premises. This Work Letter is essentially organized chronologically and addresses the issues of the construction of the PrEmises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Work Letter to Articles or Sections of "this Lease" shall mean the relevant portions of the Lease to which this Work Letter is attached as EXHIBIT C, and all references in this Work Letter to Sections of "this Work Letter" shall mean the relevant portions of this Work Letter. All general contractors and all subcontractors in connection with the Tenant Improvements shall satisfy those union labor requirements set forth in the Lease in the paragraph captioned "TENANT'S WORK PERFORMANCE"; provided however, that with respect to the installation in the Premises of Tenant's racking and conveyors, if union labor is not available to perform the installation of such trade fixtures, Tenant may utilize the services of any other qualified sub-contractors which normally and regularly perform similar work in similar industrial buildings and who are reasonably approved by Landlord in writing in accordance with Section 4.1.2 below. The Tenant Improvement Allowance and Excess Allowance may only be used for items of general construction to be permanently affixed to the Premises, but not personal property or trade fixtures.

                                   SECTION 1

                   DELIVERY OF THE PREMISES AND BASE BUILDING

         Upon the full execution and delivery of this Lease by Landlord and Tenant, Landlord shall deliver the Premises and "Base Building", as that term is defined below, to Tenant, and Tenant shall accept the Premises and Base Building from Landlord in their presently existing "as-is" condition. The "Base Building" shall consist of those portions of the Premises which were in existence prior to the construction of tenant improvements in the Premises.

                                   SECTION 2

                              TENANT IMPROVEMENTS

         2.1 TENANT IMPROVEMENT ALLOWANCE. (a) Tenant shall be entitled to a one-time tenant improvement allowance ("Tenant Improvement Allowance") in the amount of Two Hundred Seven Thousand Nine Hundred and 00/100 Dollars ($207,900.00), for the cost relating to the initial design and the actual cost of constructing the Tenant's improvements, which are permanently affixed to the Premises ("Tenant Improvements"). Except as set forth below, in no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance.

         (b) If the cost of the Tenant Improvements is budgeted to exceed the Tenant Improvement Allowance, Tenant may request in writing, within thirty (30) days after the date of the Lease, that Landlord pay up to an additional Two Hundred Seven Thousand Nine Hundred arid 00/100 Dollars ($207,900.00) (the "Excess Allowance") to be utilized solely for the construction of the Tenant Improvements. Tenant shall repay the Excess Allowance to Landlord as follows: concurrently with its payments to Landlord of monthly Base Rent, Tenant shall pay the amounts necessary to fully amortize the Excess Allowance over the initial Lease Term, together with interest at the rate of eleven percent (11%) per annum, with such amortized payments being due and payable by Tenant monthly (together with Base Rent) commencing on the Commencement Date and continuing through the expiration of the initial Lease Term. If the Lease is canceled or terminated for any reason prior to the expiration of the full initial term, then the unamortized Excess Allowance shall become immediately due and payable to Landlord. If Tenant timely requests the Excess Allowance, then the Excess Allowance shall be deemed part of the Tenant Improvement Allowance


                                     EX. C
                                       1
for purposes of this Work Letter Agreement. Upon Landlord's demand, Tenant shall execute an amendment to the Lease, on Landlord's form, to reflect the additional rent.

         2.2    DISBURSEMENT OF THE TENANT IMPROVEMENT ALLOWANCE

                2.2.1 TENANT IMPROVEMENT ALLOWANCE ITEMS. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the "Tenant Improvement Allowance Items"):

                2.2.1.1 Notwithstanding anything to the contrary set forth herein, costs for the payment of the fees of the "Architect" and the "Engineers," as those terms are defined in SECTION 3.1 of this Tenant Work Letter, shall not exceed an aggregate amount equal to $3.50 for each usable square foot of space in the Premises;

                2.2.1.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

                2.2.1.3 The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs and trash removal costs, and contractors' fees and general conditions;

                2.2.1.4 The cost of any changes in the Base Building when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

                2.2.1.5 The cost of any changes to the Construction Drawings or Tenant Improvements required by Code;

                2.2.1.6   Sales and use taxes and Title 24 fees; and

                2.2.1.7 Payment to Landlord of a construction supervisor fee equal to three percent (3%) of the construction costs of the Tenant Improvements covered by the Tenant Improvement Allowance.

                2.2.1.8 All other costs to be expended by Tenant and reasonably approved Landlord in connection with the construction of the Tenant Improvements.

         2.2.2 DISBURSEMENT OF TENANT IMPROVEMENT ALLOWANCE. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows:

                2.2.2.1   MONTHLY DISBURSEMENTS. On or before the twenty-fifth
(25th) day of each calendar month, during the construction of the Tenant Improvements, Tenant shall deliver to Landlord: (i) a request for payment of the "Contractor," as that term is defined in SECTION 4.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of "Tenant's Agents," as that term is defined in SECTION 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises; (iii) executed mechanic's lien releases from all of Tenant's Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and
(iv) all other information reasonably requested by Landlord. Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request. On or before the last day of the following month, Landlord shall deliver a check to Tenant made jointly

                                     Ex. C
                                       2
payable to Contractor and Tenant in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this SECTION 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "Final Retention"), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on a non-compliance of any work with the "Approved Working Drawings," as that term is defined in SECTION 3.4 below, or due to any substandard work. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

                2.2.2.2 FINAL RETENTION. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable jointly to Tenant and Contractor shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord a waiver and release in accordance with the terms of California Civil Code Section 3262(d)(2) and a waiver and release in accordance with either California Civil Code Section 3262(d)(3) or Section 3262(d)(4), (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Project, the curtain wall of the Project, the structure or exterior appearance of the Project, or any other tenant's use of such other tenant's leased premises in the Project and (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed.

                2.2.2.3 OTHER TERMS. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance items. All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property under the terms of this Lease.

                                   SECTION 3

                             CONSTRUCTION DRAWINGS

         3.1 SELECTION OF ARCHITECT/CONSTRUCTION DRAWINGS. Tenant shall retain an architect approved by Landlord (the "Architect") to prepare the Construction Drawings. Tenant shall retain the engineering consultants reasonably approved by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work in the Premises, which work is not part of the Bass Building. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings". All Construction Drawings shall comply with the drawing format and specifications acceptable to Landlord. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth In this SECTION 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

         3.2 APPROVED WORKING DRAWINGS. Landlord shall approve (or disapprove) working drawings prepared by Architect within five (5) days after Landlord receives the final Working Drawings (the "Approved Working Drawings"). Tenant shall submit the same to the City of Ontario and diligently pursue its receipt of all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that


                                     EX. C
                                       3
obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld.

                                   SECTION 4

                    CONSTRUCTION OF THE TENANT IMPROVEMENTS

         4.1    TENANT'S SELECTION OF CONTRACTORS.

                4.1.1 THE CONTRACTOR. A general contractor shall be retained by Tenant to construct the Tenant Improvements and Tenant shall contract directly with such "Contractor". Landlord may file a Notice of Non-Responsibility regarding payments under Tenant's contract with the Contractor. Such general contractor ("Contractor") shall be selected by Tenant from a list of general contractors supplied by Tenant and reasonably approved by Landlord.

                4.1.2 TENANT'S AGENTS. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "Tenant's Agents") must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. If Landlord does not approve any of Tenant's proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord's written approval.

        4.2     CONSTRUCTION OF TENANT IMPROVEMENTS BY TENANT'S AGENCY.

                4.2.1 CONSTRUCTION CONTRACTS COST BUDGET. Prior to Tenant's execution of the construction contract and general conditions with Contractor (the "Contract"), Tenant shall submit the Contract to Landlord for its approval with regard to proper insurance and licensing requirements and any other areas which may adversely affect Landlord's interest in the Project, and which approval shall not be unreasonably withheld or delayed by more than five (5) business days after Landlord's receipt of the Contract. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the "Final Costs"). Prior to the commencement of construction of the Tenant Improvements, Tenant shall supply Landlord with cash in an amount (the "Over-Allowanced Amount") equal to the difference between the amount of the Final Costs and the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements). The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any of the then remaining portion of the Tenant Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant Improvement Allowance. In the event that, after the Final Costs have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs necessary to such design and construction in excess of the Final Costs, shall be paid by Tenant to Landlord immediately as an addition to the Over-Allowance Amount or at Landlord's option. Tenant shall make payments for such additional costs out of its own funds, but Tenant shall continue to provide Landlord with the documents described in SECTION 2.2.2.1 (i), (ii), (iii) AND (iv) of this Tenant Work Letter, above, for Landlord's approval, prior to Tenant paying such costs.

                4.2.2     TENANT'S AGENTS.



                                     Ex. C
                                       4

                          4.2.2.1       LANDLORD'S GENERAL CONDITIONS FOR
TENANT'S AGENTS AND TENANT IMPROVEMENT WORK. Tenant's and Tenant's Agent's construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant's Agents shall submit schedules of all work relating to the Tenant's Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by all rules made by Landlord's Project manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements.

                          4.2.2.2       INDEMNITY. Tenant's indemnity of
Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any Project permit or certificate of occupancy for the Premises.

                          4.2.2.3       REQUIREMENTS OF TENANT'S AGENTS. Each of
Tenant's Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one
(1) year from the date of completion thereof. Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Project and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which maybe necessary to effect such right of direct enforcement.

                     4.2.2.3.1 LIEN-FREE BASIS. Tenant's Contractor and agents shall perform all work on a lien-free basis. If a lien is filed or recorded against the Project due to, or in any way associated with, the construction of the Tenant Improvements, Tenant agrees to have such lien released of record (in a manner and form approved by Landlord) within five
(5) days of Landlord's notice to Tenant regarding same. If Tenant fails to cause the release of such lien within such five (5) day period to Landlord's satisfaction, Landlord may cause the removal of such lien, and Tenant agrees to repay Landlord for all costs and expenses incurred by Landlord to release the lien (including, but not limited to, the payment of the amount stated in the lien, any filing, processing, recording and attorneys' fees) within ten
(10) days of Landlord's request therefor, and such amount shall be considered Additional Rent due under the Lease. If Tenant falls to pay Landlord as aforesaid, such failure shall be deemed an uncured noticed material default under the Lease, and Landlord may pursue any remedy provided for under the Lease, at law or in equity.

         4.2.2.4     INSURANCE REQUIREMENTS

                     4.2.2.4.1     GENERAL COVERAGES. All of
Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be



                                     Ex. C
                                       5
carried by Tenant as set forth in this Lease.

                     4.2.2.4.2 SPECIAL COVERAGES. Tenant shall carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's Agents shall carry excess liability and Products and Completed Operating Coverage insurance, each in amounts not less than $500,000 for each incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.

                     4.2.2.4.3 GENERAL TERMS. Certificates for all insurance carried pursuant to this SECTION 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for two (2) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this SECTION 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant's Agents. All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under SECTION 4.2.2.2 of this Tenant Work Letter.

                4.2.3 GOVERNMENTAL COMPLIANCE. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) Project material manufacturer's specifications.

                4.2.4 INSPECTION BY LANDLORD. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Project, the structure or exterior appearance of the Project or any other tenant's use of such other tenant's leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's satisfaction.

                4.2.5 MEETINGS. Commencing upon the execution of this Lease, Tenant and Landlord



                                     Ex. C
                                       6
shall hold meetings as required at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated by the partners, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meeting's One such meeting each month shall include the review of Contractor's current request for payment.

         4.3 NOTICE OF COMPLETION: COPY OF "AS BUILT" PLANS. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction,
(i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such as-built drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

                                   SECTION 5

                                 MISCELLANEOUS

         5.1 TENANT'S REPRESENTATIVE. Tenant has designated Dean Wilkinson as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

         5.2 LANDLORD'S REPRESENTATIVE. Landlord shall designate an individual as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

         5.3 TIME OF THE ESSENCE IN THIS TENANT WORK LETTER. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

         5.4 TENANT'S LEASE DEFAULT. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in the Lease or this Tenant Work Letter has occurred at any time on or before the substantial completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord).

         5.6 CONSTRUCTION DEFECTS. Landlord shall have no responsibility for the Tenant Improvements and Tenant will remedy, at Tenant's own expense, and be responsible for any and all defects in the Tenant Improvements that may appear during or after the completion thereof whether the same shall affect the Tenant Improvements in particular or any parts of the Premises in general. Tenant shall indemnify, hold


                                     EX. C
                                       7
harmless and reimburse Landlord for any costs or expenses incurred by Landlord by reason of any defect in any portion of the Tenant Improvements constructed by Tenant or Tenant's contractor or subcontractors, or by reason of inadequate cleanup following completion of the Tenant Improvements.

         5.7 COORDINATION OF LABOR. All of Tenant's contractors, subcontractors, employees, servants and agents must work in harmony with and shall not interfere with any labor employed by Landlord, or Landlord's contractors or by any other tenant or its contractors with respect to any portion of the Project.

         5.8 WORK IN ADJACENT AREAS. Any work to be performed in areas adjacent to the Premises shall be performed only after obtaining Landlord's express written permission, and shall be done only if an agent or employee of Landlord is present; Tenant will reimburse Landlord for the expense of any such employee or agent.

         5.9 HVAC SYSTEMS. Tenant agrees to be entirely responsible for the maintenance or the balancing of any heating, ventilating or air conditioning system installed by Tenant and/or maintenance of the electrical or plumbing work installed by Tenant and/or for maintenance of lighting fixtures, partitions, doors, hardware or any other installations made by Tenant.

         5.10 APPROVAL OF PLANS. Landlord will not check Tenant drawings for building code compliance. Approval of the Construction Drawings by Landlord is not a representation that the drawings are in compliance with the requirements of governing authorities, and it shall be Tenant's responsibility to meet and comply with all federal, state, and local code requirements. Approval of the Construction Drawings does not constitute assumption of responsibility by Landlord or its architect for their accuracy, sufficiency or efficiency, and Tenant shall be solely responsible for such matters.

         5.11 BOOKS AND RECORD. At its option, Landlord, at any time within three (3) years after final disbursement of the Tenant Improvement Allowance to Tenant, and upon at least ten (10) days prior written notice to Tenant, may cause an audit to be made of Tenant's books and records relating to Tenant's expenditures in connection with the construction of the Tenant Improvements. Tenant shall maintain complete and accurate books and records in accordance with generally accepted accounting principles of these expenditures for at least three (3) years. Tenant shall make available to Landlord's auditor at the Premises within ten (10) business days following Landlord's notice requiring the audit, all books and records maintained by Tenant pertaining to the construction and completion of the Tenant Improvements. In addition to all other remedies which Landlord may have pursuant to the Lease, Landlord may recover from Tenant the reasonable cost of its audit if the audit discloses that Tenant falsely reported to Landlord expenditures which were not in fact made or falsely reported a material amount of any expenditure or the aggregate expenditures.

                                     Ex. C
                                       8

                               EXHIBIT D to Lease

                    FORM OF MEMORANDUM OF COMMENCEMENT DATE


         Haven Gateway LLC, a Delaware limited liability company, as Landlord, and ______________________________________________________ as Tenant, executed that certain Lease dated as of ___________________________,200___ (the "Lease").

         The Lease contemplates that upon satisfaction of certain conditions Landlord and Tenant will agree and stipulate as to certain provisions of the Lease. All such conditions precedent to that stipulation have been satisfied.

         Landlord and Tenant agree as follows:

         1.     The Commencement Date at the Lease is__________________________.

         2.     The Termination Date of the Lease is __________________________.

         3.     The Premises consist of ___________________rentable square feet.

         4.     Base Rent is as follows:
                _____________________ through ___________; $ _________ per month
                _____________________ through ___________; $ _________ per month
                _____________________ through ___________; $ _________ per month
                _____________________ through ___________; $ _________ per month


         5.     Tenant's Pro Rata Share is ______________ percent (__________%).

IN WITNESS WHEREOF, the parties have caused this Memorandum to be duly executed as of _______________________________,200__________.

LANDLORD:                                         TENANT:
---------                                         -------
Haven Gateway, LLC, a Delaware limited liability  ___________________________, a
company                                           ______________________________

By:                                               By:
   ----------------------------------                ---------------------------
Name:                                             Name:
   ----------------------------------                ---------------------------
Its:                                              Its:
   ----------------------------------                ---------------------------


                                      EX.D
                                       1

                               EXHIBIT E to Lease

                             RULES AND REGULATIONS

         1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building or Land without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.
         2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.
         3. Tenant shall not obstruct any sidewalk, halls, passages, exits, entrances, elevators, escalators, or stairways of the Building. The halls, passages, exits, entrances, elevators, escalators and stairways are not open to the general public. Landlord shall in all cases retain the right to control and prevent access to such areas of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Land, Building and the Building's tenants; provided that, nothing in this Lease contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Tenant shall not go upon the roof of the Building.
         4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.
         5. All cleaning and janitorial services for the Premises shall be provided exclusively by Tenant, at Tenant's sole cost. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other person.
         6. Landlord will furnish Tenant, free of charge, two (2) keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant may, upon the prior written consent of Landlord, re-key the Premises, provided that Tenant provides Landlord with copies of all keys immediately upon such re-keying. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.
         7. If Tenant requires telegraphic, telephonic, computer circuits, burglar alarm or similar services, it shall first obtain Landlord's approval, which shall not be unreasonably withheld, and shall pay the entire cost of such installation(s).
         8. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by Governmental Requirements. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building or to any other tenant in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.
         9. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities permitted by the Lease. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of


                                     Ex. E
                                       1
the Building by reason of noise, odors or vibrations nor shall Tenant bring into or keep in or about the Premises any birds or animals.
         10. Tenant agrees to cooperate fully to assure the most effective operation of the heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice.
         11. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.
         12. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.
         13. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.
         14.    Intentionally Omitted.
         15. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be deposited in them. The expenses of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant if it or its employees or invitees shall have caused it.
         16. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.
         17. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior wells of the Building without the prior written consent of Landlord, as set forth in Section 4.4 of the Lease. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.
         18.    Intentionally Omitted.
         19.    Intentionally Omitted.
         20. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building or Land are prohibited, and Tenant shall cooperate to prevent the same.
         21. Landlord reserves the right to exclude or expel from the Building and Land any person who, in Landlord's judgment, is intoxicated, under the influence of liquor or drugs or in violation of any of these Rules and Regulations.
         22. Tenant shall store all of its trash and garbage within the Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.
         23. The Premises shall not be used for lodging or any improper or immoral or objectionable purpose. No cooking shall be done or permitted by Tenant, except that use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted; provided that, such equipment and its use is in accordance with all Governmental Requirements.
         24. Tenant shall not use in the Premises or in the public halls of the Building any hand truck except those equipped with rubber fires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.
         25. Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.
         26. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.



                                     Ex. E
                                       2

         27. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.
         28. The requirements of Tenant will be attended to only upon appropriate application to the Manager of the Building by an authorized individual. Employees of Landlord are not required to perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord is required to admit Tenant to any space other than the Premises without specific instructions from Landlord.
         29. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or nonmotor driven bicycles or four-wheeled trucks.
         30. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other person, nor prevent Landlord from thereafter revoking such waiver and enforcing any such Rules and Regulations against any or all of the tenants of the Building.
         31. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the covenants and conditions of any lease of premises in the Building. If any provision of these Rules and Regulations conflicts with any provision of the Lease, the terms of the Lease shall prevail.
         32. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Building and Land and the preservation of good order in the Building. Tenant agrees to abide by all the Rules and Regulations stated in this exhibit and any additional rules and regulations which are so made by Landlord.
         33. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant and Tenants Agents.


                                     Ex. E
                                       3